                                                                     Exhibit 4.1



                          CAITHNESS COSO FUNDING CORP.
                                     Issuer

                             COSO FINANCE PARTNERS
                             COSO ENERGY DEVELOPERS
                             COSO POWER DEVELOPERS

                                   Guarantors



                                  $450,000,000
                      6.80% SENIOR SECURED NOTES DUE 2001
                      9.05% SENIOR SECURED NOTES DUE 2009

                                   INDENTURE

                            DATED AS OF May 28, 1999


                      U.S. BANK TRUST NATIONAL ASSOCIATION
                          Trustee and Collateral Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE..........................................................   1
 Section 1.01. Definitions.....................................................................................   1
 Section 1.02. Other Definitions...............................................................................  25
 Section 1.03. Trust Indenture Act Provisions..................................................................  26
 Section 1.04. Rules of Construction...........................................................................  26
ARTICLE 2. THE SENIOR SECURED NOTES............................................................................  27
 Section 2.01. Form and Dating.................................................................................  27
 Section 2.02. Execution and Authentication....................................................................  28
 Section 2.03. Registrar and Paying Agent......................................................................  29
 Section 2.04. Paying Agent to Hold Money in Trust.............................................................  29
 Section 2.05. Holder Lists....................................................................................  29
 Section 2.06. Transfer and Exchange...........................................................................  30
 Section 2.07. Replacement Senior Secured Notes................................................................  41
 Section 2.08. Outstanding Senior Secured Notes................................................................  41
 Section 2.09. Treasury Notes..................................................................................  42
 Section 2.08. Temporary Senior Secured Notes..................................................................  42
 Section 2.09. Cancellation....................................................................................  42
 Section 2.10. Defaulted Interest..............................................................................  42
ARTICLE 3. REDEMPTION AND PREPAYMENT...........................................................................  43
 Section 3.01. Notices to Trustee..............................................................................  43
 Section 3.02. Selection of Senior Secured Notes to Be Redeemed................................................  43
 Section 3.03. Notice of Redemption............................................................................  43
 Section 3.04. Effect of Notice of Redemption..................................................................  44
 Section 3.05. Deposit of Redemption Price.....................................................................  44

 Section 3.06. Senior Secured Notes  Redeemed In Part..........................................................  45
 Section 3.07. Optional Redemption.............................................................................  45
 Section 3.08. Mandatory Redemption............................................................................  45
 Section 3.09. Repurchase at the option of holders upon a change of control....................................  46
ARTICLE 4. COVENANTS...........................................................................................  47
 Section 4.01. Payment of Senior Secured Notes.................................................................  47
 Section 4.02. Maintenance of Office or Agency.................................................................  48
 Section 4.03. Reports.........................................................................................  48
 Section 4.04. Compliance Certificate..........................................................................  49
 Section 4.05. Taxes...........................................................................................  49
 Section 4.06. Stay, Extension and Usury Laws..................................................................  49
 Section 4.07. Restricted Payments.............................................................................  50
 Section 4.08. Actions with Respect to Credit Agreements.......................................................  50
 Section 4.09. Limitation on Indebtedness......................................................................  50
 Section 4. 10. Limitation on Liens............................................................................  50
 Section 4. 11. Limitations on Guarantees......................................................................  50
 Section 4.12. Prohibitions On Other Obligations or Assignments................................................  50
 Section 4.13. Books And Records...............................................................................  50
 Section 4.14. Prohibitions On Fundamental Changes.............................................................  50
 Section 4.15. Corporate Existence.............................................................................  51
 Section 4.16. Rating Agency Information.......................................................................  51
ARTICLE 5. DEFAULTS AND REMEDIES...............................................................................  51
 Section 5.01. Events of Default...............................................................................  51
 Section 5.02. Enforcement of remedies.........................................................................  53
 Section 5.03. Other Remedies..................................................................................  55
 Section 5.04. Waiver of Past Defaults.........................................................................  56
 Section 5.05. Control by Majority.............................................................................  56

 Section 5.06. Limitation on Suits.............................................................................  56
 Section 5.07. Rights of Holders of Senior Secured Notes to Receive Payment....................................  57
 Section 5.08. Collection Suit by Trustee......................................................................  57
 Section 5.09. Trustee May File Proofs of Claim................................................................  57
 Section 5.10. Priorities......................................................................................  57
 Section 5.11. Undertaking for Costs...........................................................................  58
ARTICLE 6. TRUSTEE.............................................................................................  58
 Section 6.01. Duties of Trustee...............................................................................  58
 Section 6.02. Rights of Trustee...............................................................................  59
 Section 6.03. Individual Rights of Trustee....................................................................  60
 Section 6.04. Trustee's Disclaimer............................................................................  60
 Section 6.05. Notice of Defaults..............................................................................  60
 Section 6.06. Reports by Trustee to Holders of the Senior Secured Notes.......................................  60
 Section 6.07. Compensation and Indemnity......................................................................  61
 Section 6.08. Replacement of Trustee..........................................................................  62
 Section 6.09. Successor Trustee by Merger, etc................................................................  62
 Section 6.10. Eligibility; Disqualification...................................................................  63
 Section 6.11. Preferential Collection of Claims Against Issuer................................................  63
 Section 6.12. Default Rate of Interest........................................................................  63
 Section 6.13. Receipt of Documents............................................................................  63
ARTICLE 7. LEGAL DEFEASANCE AND COVENANT DEFEASANCE............................................................  63
 Section 7.01. Option to Effect Legal Defeasance or Covenant Defeasance........................................  63
 Section 7.02. Legal Defeasance and Discharge..................................................................  63
 Section 7.03. Covenant Defeasance.............................................................................  64
 Section 7.04. Conditions to Legal or Covenant Defeasance......................................................  64
 Section 7.05. Release of collateral  upon legal or covenant defeasance........................................  65
 Section 7.06. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions...  66

 Section 7.07. Repayment to Issuer.............................................................................  66
 Section 7.08. Reinstatement...................................................................................  66
ARTICLE 8. AMENDMENT, SUPPLEMENT AND WAIVER....................................................................  67
 Section 8.01. Without Consent of Holders of Senior Secured Notes..............................................  67
 Section 8.02. With Consent of Holders of Senior Secured Notes.................................................  68
 Section 8.03. Revocation and Effect of Consents...............................................................  69
 Section 8.04. Notation on or Exchange of Senior Secured Notes.................................................  69
 Section 8.05. Trustee to Sign Amendments, etc.................................................................  69
 Section 8.06. Additional Senior Secured Notes.................................................................  69
 Section 8.07. Amendment Of Credit Agreements And Partnership Notes............................................  70
ARTICLE 9. GUARANTEES..........................................................................................  70
 Section 9.01. Guarantee.......................................................................................  70
 Section 9.02. Limitation on Guarantor Liability...............................................................  71
 Section 9.03. Execution and Delivery of Guarantee.............................................................  71
 Section 9.04. Guarantors May Consolidate, etc., on Certain Terms..............................................  72
 Section 9.05. Releases Following Sale of Assets...............................................................  72
ARTICLE 10. MISCELLANEOUS......................................................................................  73
 Section 10.01. Trust Indenture Act Controls...................................................................  73
 Section 10.02. Notices........................................................................................  73
 Section 10.03. Communication by Holders of Senior Secured Notes with Other Holders of Senior Secured Notes....  75
 Section 10.04. Certificate and Opinion as to Conditions Precedent.............................................  75
 Section 10.05. Statements Required in Certificate or Opinion..................................................  75
 Section 10.06. Rules by Trustee and Agents....................................................................  75
 Section 10.07. No Personal Liability of Directors, Officers, Employees and Stockholders.......................  76
 Section 10.08. Governing Law..................................................................................  76
 Section 10.09. No Adverse Interpretation of Other Agreements..................................................  76

 Section 10.10. Successors.....................................................................................  76
 Section 10.11. Severability...................................................................................  76
 Section 10.12. Counterpart Originals..........................................................................  76
 Section 10.13. Table of Contents, Headings, etc...............................................................  76

EXHIBITS
Exhibit A: FORM OF 2001 NOTE
Exhibit B: FORM OF 2009 NOTE
Exhibit C: FORM OF CERTIFICATE OF TRANSFER
Exhibit D: FORM OF CERTIFICATE OF EXCHANGE
Exhibit E: FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR Exhibit F: FORM OF GUARANTEE
Exhibit G: FORM OF SUPPLEMENTAL INDENTURE
Exhibit H: FORM OF SUBORDINATION PROVISIONS

          INDENTURE dated as of May 28, 1999 among Caithness Coso Funding Corp., a Delaware corporation (the "Issuer"), Coso Finance Partners, a California
                             ------
general partnership ("Navy I" or the "Navy I Partnership"), Coso Energy
                      ------          ------------------
Developers, a California general partnership ("BLM" or the "BLM Partnership"),
                                               ---          ---------------
and Coso Power Developers, a California general partnership ("Navy II" or the
                                                              -------
"Navy II Partnership," and together with Navy I and BLM, the "Guarantors" or the
--------------------                                          ----------
"Coso Partnerships"), and U.S. Bank Trust National Association as trustee (the
 -----------------
"Trustee") and as collateral agent (the "Collateral Agent").
--------                                 ----------------

          The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6.80% Senior Secured Notes due 2001 (the "2001 Notes") and the 9.05% Senior
                                              ----------
Secured Notes due 2009 (the "2009 Notes," and together with the 2001 Notes, the
                             ----------
"Senior Secured Notes"); and
 --------------------

          On the date hereof, pursuant to the terms of this Indenture, the Issuer is issuing for the equal and ratable benefit of the Holders thereof $110.0 million principal amount of the 2001 Notes and $303.0 million principal amount of the 2009 Notes.

                                  ARTICLE 1.
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

          "144A Global Note" means a global Note in the form of Exhibit A-1
           ----------------
hereto for the 2001 Notes and in the form of Exhibit B-1 hereto for the 2009 Notes bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary Agent or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Secured Notes sold in reliance on Rule 144A.

          "AB 1890" means California Assembly Bill 1890.
           -------

          "Accounts" means the accounts established under the Depositary
           --------
Agreement.

          "Acquisition Agreement" means that certain Acquisition Agreement,
           ---------------------
dated as of May 28, 1999, among CLC, the Coso Partnership and Coso Operating Company LLC.

          "Actual Geothermal Percentage" means a percentage calculated by
          ----------------------------
dividing the geothermal resource available at the wellhead or pursuant to a contract for such geothermal resource by the resource that would be required to meet the production level necessary to generate the energy projected in the Independent Engineer's Base Case Projections.

          "Additional BLM Real Estate Documents" means:
           ------------------------------------

(1) that certain Agreement of Transfer and Assignment among the BLM Partnership and CTLP, dated July 31, 1989, recorded July 31, 1989 as File No. 89-5087;

(2) that certain Agreement of Overriding Royalty between the BLM Partnership and CLC, dated May 5, 1988, as amended;

(3) that certain Agreement of Transfer and Assignment between the BLM Partnership and the Navy II Partnership, dated July 3, 1989, recorded July 31, 1989 as File No. 89-5086;

(4) that certain Agreement of Transfer and Assignment of Agreements and Rights Relating to the BLM Project between Coso Geothermal Company and BLM dated as of May 3, 1988, recorded May 9, 1988 as File No. 88-2097, and

(5) that certain Consents and Agreements of the United States Department of Navy to Project and to Proposed Transmission Line among the U.S. Navy, CECI, BLM and Credit Suisse, executed on May 2, 1988, recorded May 9, 1988 as File No. 88-2099.

          "Additional Navy Contract Documents" means:
           ----------------------------------

(1) that certain Memorandum of Understanding, by and between the Navy and the USBLM, dated December 6, 1977,

(2) that certain Amendment to Memorandum of Understanding, by and between the Navy and the USBLM, dated July 8, 1980,

(3) that certain Amendment to Memorandum of Understanding, by and between the Navy and the USBLM, November 7, 1994,

(4) that certain Assignment and Royalty Agreement between Coso Finance Partners II and the Navy I Partnership, executed July 15, 1988, recorded July 15, 1988 as File No. 88-2954,

(5) that certain Agreement of Transfer and Assignment between the Navy II Partnership and CTLP, recorded July 31, 1989 as File No. 89-5088,

(6) that certain Agreement between the U.S. Navy and the USBLM covering geothermal leasing in the Coso Geothermal Area dated as of April 21, 1977,

(7) that certain Agreement of Transfer between CLJV and Navy I Partnership dated as of July 14, 1987, recorded July 14, 1987 as File No. 87-2923,

(8) that certain Agreement of Transfer and Assignment dated as of March 17, 1989 between CLJV and BLM, recorded March 17, 1989 as File No. 89-1257,

(9)  that certain Consent to Assignments by U.S. Navy executed on July 10, 1987,

(10) that certain Amendment to Consent to Assignments by U.S. Navy executed on July 15, 1998,

(11) that certain Agreement of Transfer and Assignment between the BLM Partnership and the Navy II Partnership, dated July 3, 1989, recorded July 31, 1989 as File No. 89-5086,

(12) that certain Memorandum of Termination of Coso Finance Partners II Royalty Obligation dated May 28, 1999,

(13) that certain Consents and Agreements of the United States Department of Navy to Project and to Proposed Transmission Line among the Navy, CECI, BLM and Credit Suisse, executed on May 2, 1999, recorded May 9, 1988 as File No. 88-2099,

(14) that certain Consent Agreement Under N62474-79-C-5382 Concerning the 230-KV Transmission Line among CLJV, Navy II, CTLP, BLM and the U.S. Navy, effective as of July 31, 1989, recorded December 16, 1992 as File No. 92-6902,

(15) that certain Consent Under Contract N62474-79-C-5382 concerning the Navy II Project Assignment of Contractual Rights and Obligations from Coso Power Developers to U.S. Bank Trust National Association, and

(16) that certain Consent Under Contract N62474-79-C-5382 concerning the Navy I Project Assignment of Contractual Rights and Obligations from Coso Finance Partners to U.S. Bank Trust National Association.

          "Additional Project Document" means (a) any contract or undertaking
           ---------------------------
relating to the purchase or sale of electricity from the Projects entered into by any of the Coso Partnerships after the Closing Date, (b) any consent or security instrument entered into by any of the Coso Partnerships or any other relevant party in connection with an Additional Project Document, or (c) any contract or undertaking to which Issuer or any Coso Partnership is a party entered into after the Closing Date, relating to (i) the supply, procurement or transportation of consumables or other supplies to the Projects, (ii) the design, construction, operation or maintenance of the Projects; or (iii) the relationship between any Project or Coso Partnership and the Navy or USBLM; in each case which is material to the applicable Project.

          "Additional Senior Secured Notes" means additional senior secured
           -------------------------------
notes, other than the Senior Secured Notes, having the same final maturity and amortization as the Senior Secured Notes except as increased pro rata across all payments to reflect such shorter term, if any.

          "Additional USBLM Lease" means that certain Geothermal Resources
           ----------------------
Lease, Serial No. CA 11401 by and between the United States of America acting through the USBLM and California Energy Company, Inc. ("CalEnergy"), effective
                                                        ---------
January 1, 1982, recorded July 25, 1983 as No. 83-2943, Official Records of Inyo County (expires November 17, 2002).

          "Adjusted Treasury Rate" means, with respect to any date of
           ----------------------
redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 0.50%.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "Agent" means any Registrar, Paying Agent or co-registrar.
           -----

          "Applicable Procedures" means, with respect to any transfer or
           ---------------------
exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Cedel that apply to such transfer or exchange.

          "Approved Related Party" with respect to any Change of Control means:
           ----------------------

(1) any direct or indirect controlling stockholder or 80% (or more) owned Subsidiary of Caithness Energy, L.L.C.; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Caithness Energy, L.L.C. and/or such other Persons referred to in the immediately preceding clause (1).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or
           --------------
state law for the relief of debtors.

          "BLM Field O&M Agreement" means the Field Operation and Maintenance
           -----------------------
Agreement dated as of May 28, 1999, by and between the BLM Partnership and Coso Operating Company, LLC, a Delaware limited liability company.

          "BLM Partners" means Caithness Coso Holdings, LLC, a Delaware limited
           ------------
liability company, and New CHIP Company, LLC, a Delaware limited liability company, the general partners of the BLM Partnership.

          "BLM Partnership" means Coso Energy Developers, a California general
           ---------------
partnership.

          "BLM Plant O&M Agreement" means the Operation and Maintenance
           -----------------------
Agreement dated as of May 28, 1999, by and among the BLM Partnership, CTLP, COC and FPL Energy Operating Services, Inc.

          "BLM Project" means, collectively, BLM East, which consists of two 30
           -----------
MW turbine generators, and BLM West, which consists of one 30 MW turbine generator and the lands described in the USBLM Lease and (after the same or an interest therein is assigned to the BLM Partnership), the Additional USBLM Lease and the USBLM/LADWP Lease.

          "Business Day" means any day other than a Legal Holiday.
           ------------

          "Capital Expenditure Reserve Account" means the account of such name
           -----------------------------------
created under the Depositary Agreement.

          "Capital Expenditure Reserve Required Balance" means an amount equal
           --------------------------------------------
to the aggregate Capital Expenditures budgeted for the Projects for the next succeeding twelve-month period (a) as approved by the Independent Engineer and delivered to the Trustee at least annually and (b) as adjusted by management and set forth in an Officers' Certificate delivered to the Trustee six months following each budget approved by the Independent Engineer.

          "Capital Expenditures" means Major Maintenance, any expenses incurred
           --------------------
in connection with the development and implementation of any plan for the drilling and maintenance of additional geothermal wells for the Projects and any other expenses that are capitalized on the balance sheet and qualify as capital expenditures of the relevant Coso Partnership in accordance with GAAP.

          "Capital Stock" means:
           -------------

(1)  in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CECI" means California Energy Company, Inc. a Delaware corporation,
           ----
     currently known as MidAmerican Energy Holdings Company.

          "Cedel" means Cedel Bank, SA.
           -----

          "Change of Control" means the occurrence of any of the following:
           -----------------

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Coso Partnerships taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Caithness Energy, L.L.C. or an Approved Related Party;

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer or any of the Coso Partnerships; or

(3) the first day on which Caithness Energy, L.L.C. ceases to own, directly or indirectly, (a) 50% or more of the total voting power of the Voting Stock of the Issuer and of each of the Coso Partnerships and (b) 25% or more of the total economic ownership interests in the Issuer and each of the Coso Partnerships.

          "Change of Control Offer" shall have the meaning described in Section
           -----------------------
3.09 (b) of this Indenture.

          "Change of Control Payment" shall mean the payment by the Issuer, in
           -------------------------
cash, of the Change of Control Offer price equal to 101% of the aggregate principal amount of the Senior Secured Notes purchased pursuant to Section 3.09 of this Indenture, plus accrued and unpaid interest and Liquidated Damages thereon, if any.

          "Change of Control Payment Date" means the date, no earlier than 30
           ------------------------------
days and no later than 60 days after a notice of a Change of Control has been sent to each Holder, wherein the Issuer offers to repurchase the Senior Secured Notes pursuant to Section 3.09 (b) of this Indenture.

          "CLC" means Coso Land Company, a California general partnership.
           ---

          "CLJV" means the China Lake Joint Venture, a California general
           ----
partnership the general partners of which are Caithness Acquisition Company, LLC, a Delaware limited liability company, and Caithness Geothermal 1980 Ltd., L.P., a Delaware limited partnership.

          "Closing Date" means the date of the issuance of the Senior Secured
           ------------
Notes.

          "Collateral" means all collateral pledged, or in respect of which a
           ----------
lien is granted, pursuant to this Indenture and the Security Documents.

          "Collateral Agent" means U.S. Bank Trust National Association, as
           ----------------
collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

          "Comparable Treasury Issue" means the United States Treasury security
           -------------------------
selected by a Reference Treasury Dealer as having a maturity comparable to the Remaining Average Life of the 2009 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Average Life of such 2009 Notes.

          "Comparable Treasury Price" means, with respect to any date of
           -------------------------
redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

          "Coso Partnerships" means the Navy I Partnership, the BLM Partnership,
           -----------------
and the Navy II Partnership.

          "Cotenancy Agreement" means that certain Cotenancy Agreement, executed
           -------------------
by the Coso Partnerships, dated May 28, 1999.

          "Credit Agreements" means (i) that certain Credit Agreement among the
           -----------------
Issuer, as lender, the Navy I Partnership, as borrower, and the Trustee, (ii) that certain Credit Agreement among the Issuer, as lender, and the BLM Partnership, as borrower, and the Trustee, and (iii) that certain Credit Agreement among the Issuer, as lender, and the Navy II Partnership, as borrower, and the Trustee.

          "Credit Agreement Event of Default" means a "Credit Agreement Event of
           ---------------------------------
Default" as defined in any of the Credit Agreements.

          "Credit Parties" means each of the Coso Partnerships, each of the
           --------------
Partners, and each Affiliate of the Coso Partnerships or a Partner that is a party to any Security Document.

          "Credit Suisse" means Credit Suisse First Boston.
           -------------

          "CTLP" means Coso Transmission Line Partners, a California general
           ---
partnership.

          "CTLP Partnership Agreement" means that certain Amended and Restated
           --------------------------
General Partnership Agreement of Coso Transmission Line Partners, dated as of July 31, 1989, by and between the BLM Partnership and the Navy II Partnership, as amended by the First Amendment to the Amended and Restated General Partnership Agreement of CTLP, dated as of December 16, 1998, by and between the BLM Partnership and the Navy II Partnership.

          "Custodian" means, initially, the Trustee, and its successors and
           ---------
assigns or any other custodian performing similar functions.

          "Debt Service Coverage Ratio" means for any period, without
           ---------------------------
duplication, the ratio of (i) the sum of (A) all revenues (including interest and fee income but excluding any insurance proceeds and all other similar non-recurring receipts in an aggregate amount in excess of $2.0 million in any twelve-month period) of the Coso Partnerships for such period, minus (B) the aggregate amount of Operating and Maintenance Costs of the Coso Partnerships for such period, minus (C) all Capital Expenditures during such period, to (ii) the sum of (A) all principal, premium (if any) and interest payable with respect to Permitted Indebtedness outstanding (other than Subordinated Indebtedness) for such period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest payments owed with respect to Permitted Indebtedness outstanding (other than Subordinated Indebtedness) from previous periods; all as determined on a cash basis in accordance with GAAP.

          "Deeds of Trust" means (i) that certain Deed of Trust, Assignment of
           --------------
Rents, Fixture Filing and Security Agreement executed by the Navy I Partnership in favor of the trustee thereunder, and the Collateral Agent, as beneficiary,
(ii) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement executed by the BLM Partnership in favor of the trustee thereunder, and the Collateral Agent, as beneficiary, (iii) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement executed by the Navy II Partnership, in favor of the trustee thereunder, and the Collateral Agent as beneficiary, (iv) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement executed by CTLP in favor of the trustee thereunder, and the Collateral Agent as beneficiary, (v) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement executed by CLJV in favor of the trustee thereunder, and Collateral Agent, as beneficiary,
(vi) that certain Deed of Trust, Assignment of Rents, Fixture Filing and Security Agreement executed by CLC in favor of the trustee thereunder, and Collateral Agent, as beneficiary, and (vii) any other deed of trust entered into by any Credit Party in favor of the trustee thereunder, and the Collateral Agent, as beneficiary.

          "Default" means an event or condition that, with the giving of notice,
           -------
lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become a Credit Agreement Event of Default or an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of
           ---------------
the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 for the 2001 Notes and in the form of Exhibit B-1 for the 2009 Notes hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary Agent" means, with respect to the Senior Secured Notes
           ----------------
issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary Agent with respect to the Senior Secured Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Depositary" means U.S. Bank Trust National Association, as depositary
           ----------
under the Depositary Agreement.

          "Depositary Agreement" means the Deposit and Disbursement Agreement,
           --------------------
dated as of the Closing Date, between the Issuer, the Collateral Agent, the Depositary and the Coso Partnerships.

          "Distribution Account" means the account of such name created under
           --------------------
the Depositary Agreement.

          "Distribution Suspense Account" means the account of such name created
           -----------------------------
under the Depositary Agreement.

          "Duff & Phelps" means Duff & Phelps Credit Rating Company.
           -------------

          "Eminent Domain Proceeds" means all amounts and proceeds (including
           -----------------------
instruments) received by a Coso Partnership in respect of any Event of Eminent Domain, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority (exclusive of any termination by the Navy of the Navy Contract pursuant to the terms thereof.)

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels
           ---------
office, as operator of the Euroclear system.

          "Event of Default" shall have the meaning set forth in Section 5.01
           ----------------
hereof.

          "Event of Eminent Domain" means any compulsory transfer or taking or
           -----------------------
transfer under threat of compulsory transfer or taking of any material part of the Collateral or Projects by any Governmental Authority or any other entity with condemnation powers (excluding any termination of the Navy Contract by the U.S. Government (Navy) pursuant to the terms of the Navy Contract.).

          "Event of Loss" means an event which causes all or a portion of a
           -------------
Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Notes" means the Notes issued in the Exchange Offer pursuant
           --------------
to Section 2.06(f) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights
           --------------
Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in
           -------------------------------------
the Registration Rights Agreement.

          "Field O&M Agreements" means:
           --------------------

(1)  the Navy I Field O&M Agreement,

(2)  the BLM Field O&M Agreement,

(3)  the Navy II Field O&M Agreement.

          "Final Maturity Date" means the latest stated maturity date of any
           -------------------
series of the Senior Secured Notes.

          "Financing Documents" means, collectively, the Credit Agreements, the
           -------------------
Guarantees, this Indenture, the Partnership Notes, the Depositary Agreement, the Security Documents and the Senior Secured Notes.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          "Geothermal Engineer" means GeothermEx Inc., or another widely
           -------------------
recognized geothermal engineer retained as a geothermal engineer by the Issuer.

          "Global Notes" means, individually and collectively, each of the
           ------------
Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A-1 and A-2 hereto for the 2001 Notes and in the form of Exhibit B-1 and B-2 hereto for the 2009 Notes issued in accordance with the terms hereof.

          "Global Note Legend" means the legend set forth in Section
           ------------------
2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "Governmental Approvals" means all governmental approvals,
           ----------------------
authorizations, consents, decrees, permits, waivers, privileges and filings with all Governmental Authorities required to be obtained for the construction, operation and maintenance of a Project.

          "Governmental Authority" means the government of any federal, state,
           ----------------------
municipal or other political subdivision in which the Projects are located, and any other government or political subdivision thereof exercising jurisdiction over the Projects or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

          "Government Securities" means direct obligations of, or obligations
           ---------------------
guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means (a) a Guarantee in the form of Exhibit F hereto by
           ---------
each Guarantor of the Issuer's payment obligations under this Indenture and the Senior Secured Notes, executed pursuant to the provisions of this Indenture and
(b) the obligations of each Guarantor under Article 9 hereof.

          "guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantee Event of Default" means the failure of any Guarantor to pay
           --------------------------
any amounts due pursuant to the Guarantee when the same shall be due, subject to the same cure periods afforded the Issuer with respect to the relevant underlying obligations being guaranteed.

          "Holder" means a Person in whose name a Senior Secured Note is
           ------
registered.

          "Indebtedness" of any Person means, at any date, without duplication,
           ------------
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by Senior Secured Notes, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein), (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (v) all obligations of others of the type referred to in clause (i) through (iv) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person; provided that "Indebtedness" shall exclude obligations of the Coso Partnerships to the California Energy Commission and liens securing such obligations to the extent that such obligations and liens do not exceed the dollar amounts paid, or to be paid to, the Coso Partnerships pursuant to AB 1890.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time.

          "Independent Engineer" means Sandwell Engineering, Inc. or another
           --------------------
widely recognized independent engineering firm or engineer retained as independent engineer by the Issuer.

          "Independent Engineer's Base Case Projections" means the base case
           --------------------------------------------
projections prepared by the Independent Engineer and included in the Independent Engineer's Report.

          "Independent Engineer's Report" means the Independent Engineer's
           -----------------------------
Report, dated May 20, 1999, prepared by the Independent Engineer and attached to the Offering Memorandum as Appendix A.

          "Independent Investment Banker" means one of the Reference Treasury
           -----------------------------
Dealers appointed by the Issuer.

          "Indirect Participant" means a Person who holds a beneficial interest
           --------------------
in a Global Note through a Participant.

          "Initial Notes" means $413 million in aggregate principal amount of
           -------------
Senior Secured Notes issued under this Indenture on the date hereof.

          "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities
           -----------------
Corporation.

          "Interconnection Facilities Agreements" means:
           -------------------------------------

(1) that certain Interconnection Facilities Agreement, dated as of May 29, 1985, by and between Southern California Edison Company and the Navy I Partnership (as assignee of CLJV),

(2) that certain Interconnection Facilities Agreement, dated as of December 15, 1988, by and between Southern California Edison Company and the BLM Partnership (as assignee of CLJV),

(3) that certain Interconnection Facilities Agreement, dated as of December 15, 1988, by and between Southern California Edison Company and the Navy II Partnership (as assignee of CLJV).

          "Interest Account" means the account of such name created under the
           ----------------
Depositary Agreement.

          "Interest Payment Date" means each December 15 and June 15, commencing
           ---------------------
December 15, 1999 and concluding on the Final Maturity Date.

          "Investment Grade Rating" means a rating of "BBB--" or higher from S&P
           -----------------------
and "Baa3" or higher from Moody's (or an equivalent rating by another nationally recognized credit rating agency if none of such corporations is rating the Senior Secured Notes).

          "Issuer" means the Issuer, and any and all successors thereto.
           ------

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking
           -------------
institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared
           ---------------------
by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means any mortgage, pledge, hypothecation, assignment,
           ----
mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

          "Liquidated Damages" shall have the same meaning as in Section 5 of
           ------------------
the Registration Rights Agreement.

          "Loss Proceeds" means all net proceeds from an Event of Loss received
           -------------
by a Coso Partnership, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of delayed opening or business interruption insurance, on account of an event which causes all or a substantial portion of the relevant Project to be damaged, destroyed or rendered unfit for normal use.

          "Loss Proceeds Account" means the account of such name created under
           ---------------------
the Depositary Agreement.

          "Major Maintenance" means labor, materials and other direct expenses
           -----------------
for any overhaul of or major maintenance procedure for any Project (including major maintenance such as turbine overhauls) which requires significant disassembly or shutdown of the relevant Project pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any applicable legal requirement; provided that such expenses are capitalized on the balance sheet of the relevant Partnership and not expensed on the statement of operations of the relevant Partnership, all in accordance with GAAP.

          "Management Fees" means fees paid to the Partners or their
           ---------------
representatives pursuant to the partnership agreements of the Coso Partnerships as determined by the management committee of each of the Coso Partnerships.

          "Management Fees Account" means the Account of such name created under
           -----------------------
the Depositary Agreement.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
financial position or results of operation of the Issuer and the Coso Partnerships, taken as a whole, (ii) the Collateral or the validity or priority of the Liens in favor of Collateral Agent on the Collateral, (iii) the ability of the Issuer to perform its material obligations under this Indenture, the Senior Secured Notes or any of the Financing Documents to which it is a party,
(iv) the ability of the Trustee to enforce any of the payment obligations of the Issuer under this Indenture or the Senior Secured Notes, or (v) the ability of the Coso Partnerships to perform any of their material obligations under their respective Partnership Notes or the Financing Documents to which they are a party.

          "Moody's" means Moody's Investors Service, Inc., a corporation
           -------
organized and existing under the laws of the State of Delaware, its successors and assigns.

          "Navy Contract" means:
           -------------

(1) Original Service Contract N62474-79-C-5382, dated December 6, 1979 between U.S. Naval Weapons Center and California Energy Company, Inc., Contractor (the "Original Navy Contract");
           ----------------------

(2) Modification P00004 to the Original Navy Contract, between the U.S. Government (Navy) and China Lake Joint Venture, c/o California Energy Company, Inc., as Contractor, dated October 19, 1983;

(3) Modifications P0005 through P00044 to the Original Navy Contract, excluding therefrom P00018, P00040, P00041 and P00042;

(4) Memorandum of Contract Affecting Real Property, between CLJV and the Navy, dated February 14, 1986, recorded March 13, 1986 as File No. 86-1043;

(5) Escrow Agreement, executed by the Navy I Partnership, the U.S. Navy and Bank of America, dated December 16, 1992, as amended;

(6) Novation Agreement dated as of July 31, 1989, among CLJV, Navy I, BLM and the U.S.Navy, recorded December 16, 1992 as File No. 92-6898 (Navy II); and

(7)  Novation Agreement dated as of May 25, 1999 between CLJV and the U.S. Navy.

          "Navy I Field O&M Agreement" means the Field Operations and
           --------------------------
Maintenance Agreement, dated as of May 28, 1999, by and between Navy I Partnership and Coso Operating Company LLC.

          "Navy II Field O&M Agreement" means the Field Operations and
           ---------------------------
Maintenance Agreement, dated as of May 28, 1999, by and between Navy II Partnership and Coso Operating Company LLC.

          "Navy I Partners" means ESCA, LLC, a Delaware limited liability
           ---------------
company, and New CLOC Company, LLC, a Delaware limited liability company, the general partners of the Navy I Partnership.

          "Navy II Partners" means Caithness Navy II Group, LLC, a Delaware
           ----------------
limited liability company, and New CTC Company, LLC, a Delaware limited liability company, the general partners of the Navy II Partnership.

          "Navy I Partnership" means Coso Finance Partners, a California general
           ------------------
partnership.

          "Navy II Partnership" means Coso Power Developers, a California
           -------------------
general partnership.

          "Navy I Plant O&M Agreement" means the Operations and Maintenance
           --------------------------
Agreement, dated as of May 28, 1999, by and between Navy I Partnership and FPL Energy Operating Services, Inc.

          "Navy II Plant O&M Agreement" means the Operations and Maintenance
           ---------------------------
Agreement, dated as of May 28, 1999, by and between Navy II Partnership and FPL Energy Operating Services, Inc.

          "Navy I Project" means the ownership, development and operation of the
           --------------
turbine generators and associated geothermal resource wells operated by the Navy I Partnership on a portion of the lands described in Exhibit A of the Navy Contract and, after an interest in the same has been assigned to the Navy I Partnership, the lands described in the USBLM/LADWP Leases, and the Navy I Partnership's ownership and operation of the 115kV transmission line to the Edison substation at Inyokern, California.

          "Navy II Project" means the ownership, development and operation of
           ---------------
the turbine generators and associated geothermal resource wells operated by the Navy II Partnership on a portion of the lands described in Exhibit A of the Navy Contract and, after the interest in the same has been assigned to the Navy II Partnership, the lands described in the USBLM/LADWP Leases.

          "Non-U.S. Person" means a Person who is not a U.S. Person.
           ---------------

          "Obligations" means any principal, interest, penalties, fees,
           -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering" means the offering of the Senior Secured Notes by the
           --------
Issuer.

          "Offering Memorandum" means that certain offering memorandum dated May
           -------------------
21, 1999 offering the Senior Secured Notes for sale.

          "Officer" means, with respect to any Person, the Chairman of the
           -------
Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the
           ---------------------
Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of
Section 10.05 hereof.

          "Operating and Maintenance Costs" means, for any periods, all amounts
           -------------------------------
disbursed by or on behalf of the Coso Partnerships for operation, maintenance (excluding, after the first Interest Payment Date, Capital Expenditures), administration, repair, or improvement of their Projects, including, without limitation, premiums on insurance policies, property and other taxes, payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements, fees, expenses, and any other payments required under the Project Documents (excluding the Operating and Maintenance Fees and the Management Fees).

          "Operating and Maintenance Fees" means fees payable to FPL Energy
           ------------------------------
Operating Services, Inc. and Coso Operating Company LLC or any successor operators with respect to the Plant O&M Agreements and the Field O&M Agreements.

          "Operating and Maintenance Fees Account" means the Account of such
           --------------------------------------
name created under the Depositary Agreement.

          "Operating Budget" means a budget of Operating and Maintenance Costs
           ----------------
and Capital Expenditures with respect to the Coso Partnerships and the Projects for any given fiscal year, or part thereof, and prepared in good faith on the basis of estimated requirements, showing such costs by category for such fiscal year.

          "Opinion of Counsel" means an opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Affiliate of the Issuer or the Trustee.

          "Outstanding Notes," means, as of the time in question, all Senior
           -----------------
Secured Notes authenticated and delivered under this Indenture, except (i) Senior Secured Notes theretofore canceled or required to be canceled under this Indenture; (ii) Senior Secured Notes for which provision for payment shall have been made in accordance with this Indenture; and (iii) Senior Secured Notes in substitution for which other Senior Secured Notes have been authenticated and delivered pursuant to this Indenture.

          "Partners" means the BLM Partners, the Navy I Partners and the Navy II
           --------
Partners.

          "Participant" means, with respect to the Depositary, Euroclear or
           -----------
Cedel, a Person who has an account with the Depositary Agent, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "Partnership Agreements" means:
           ----------------------

(1) that certain Third Amended and Restated Partnership Agreement, executed by the Navy I Partnership, dated May 28, 1999;

(2) that certain Third Amended and Restated Partnership Agreement, executed by the BLM Partnership, dated May 28, 1999; and

(3) that certain Third Amended and Restated Partnership Agreement, executed by the Navy II Partnership, dated May 28, 1999.

          "Partnership Notes" means the promissory notes evidencing the Coso
           -----------------
Partnerships' obligations to repay the loans made by the Issuer to the Coso Partnerships.

          "Payment Date" means any Interest Payment Date or Principal Payment
           ------------
Date.

          "Permitted Additional Senior Lender" shall mean a holder of any
           ----------------------------------
Permitted Indebtedness of the Issuer (other than the Senior Secured Notes and Permitted Indebtedness described in clause (4) or (5) of the definition of Permitted Indebtedness) or of any Permitted Guarantor Indebtedness of any Coso Partnership described in clause (1) of the definition of Permitted Guarantor Indebtedness (other than Permitted Indebtedness described in clause (4) or (5) of the definition of Permitted Indebtedness), or any agent, depositary, collateral agent, security trustee or similar such party acting on behalf of any such holder or holders.

          "Permitted Guarantor Indebtedness" means:
           --------------------------------

(1) proceeds of Permitted Indebtedness loaned to any Coso Partnerships by the Issuer or, incurred by a Coso Partnership;

(2)  guarantees by one or more of the Coso Partnerships of Permitted
     Indebtedness;

(3)  the Guarantees;

(4)  the Partnership Notes;

(5)  Indebtedness of one Coso Partnership to another Coso Partnership; and

(6) Indebtedness of one or more of the Coso Partnerships not otherwise described under clauses (1) through (5) hereof incurred solely for working capital and operational needs of the Projects which, when aggregated with the then outstanding principal balance of Indebtedness of the Issuer permitted pursuant to clause (5) of the definition of Permitted Indebtedness (but without duplication of amounts), does not exceed $5.0 million at any time outstanding.

          "Permitted Indebtedness" means:
           ----------------------

(1)  the Senior Secured Notes;

(2) Indebtedness incurred to finance the making of capital improvements to the Projects required to maintain compliance with applicable law or anticipated changes therein; provided that no such Indebtedness may be incurred unless at the time of such incurrence (i) no Default or Event of Default has occurred and is continuing, (ii) the Independent Engineer confirms as reasonable a certification by the Issuer (containing customary qualifications) that the proposed capital improvements are reasonably expected to enable such Project to comply with applicable or anticipated legal requirements, (iii) the calculations of the Issuer demonstrate that, after giving effect to the incurrence of such Indebtedness, the minimum projected Debt Service Coverage Ratio of the Issuer (x) for the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is incurred, taken as one annual period, and (y) for each subsequent fiscal year through the Final Maturity Date, will not be less than 1.25 to 1 and (iv) the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade;

(3) Indebtedness incurred to finance the making of capital improvements to the Projects not required by applicable law so long as after giving effect to the incurrence of such Indebtedness (i) no Default or Event of Default has occurred and is continuing, (ii) the calculations of the Issuer demonstrates that, after giving effect to the incurrence of such Indebtedness, the minimum projected Debt Service Coverage Ratio (x) for the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is incurred, taken as one annual period, and (y) for each subsequent fiscal year through the Final Maturity Date, in each case will not be less than (A) 1.3 to 1 if the Indebtedness is incurred on or before December 30, 2001, or (B) 1.5 to 1 if the Indebtedness is incurred after December 30, 2001, and (iii) each of the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade;

(4) (x) Subordinated Indebtedness accrued or incurred by BLM to Coso Land Company constituting royalty payments pursuant to an agreement regarding royalties between such parties as in effect on the Closing Date, (y) Subordinated Indebtedness (other than as specified in subclause (x) of this clause (4) of this definition of Permitted Indebtedness) from Affiliates in an amount not to exceed $20.0 million or (z) any other Subordinated Indebtedness so long as each of the Rating Agencies confirm that the incurrence of such Subordinated Indebtedness will not result in a Rating Downgrade, and in the case of both (x) and (y), which amounts shall be used to finance capital, operating or other costs with respect to the Projects; provided that all payments of principal of, and premium, if any, and interest on, any such Subordinated Indebtedness shall constitute a Restricted Payment under this Indenture; and

(5) Indebtedness not otherwise described under clauses (1) through (4) hereof incurred solely for working capital and operational needs of the Projects which, when aggregated with the then outstanding principal balance of Indebtedness of one or more of the Coso Partnerships permitted pursuant to clause (6) of the definition of Permitted Guarantor Indebtedness (but without duplication of amounts), does not exceed $5.0 million at any time outstanding.

          "Permitted Investments" means an Investment in any of the following:
           ---------------------

(1) direct obligations of the Department of the Treasury of the United States of America;

(2) obligations, representing full faith and credit of the United States of America, of any of the following federal agencies: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association (GNMA), U.S. Department of Housing & Urban Development (PHA's) and Federal Housing Administration;

(3) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of the acquisition, having one of the two highest ratings obtainable from either S&P's or Moody's;

(4) certificates of deposit and eurodollar time deposits, bankers' acceptances and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus in excess of $250.0 million;

(5) notes, bonds, collateralized mortgage obligations or other evidences of indebtedness rated "AAA" by S&P's and "Aaa" by Moody's issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

(6) commercial paper rated in any one of the two highest rating categories by Moody's or S&P's;

(7) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P's;

(8) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P's, provided, (a) collateral is limited to the securities specified in clauses (1) through
     (5) above, (b) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (c) the Trustee shall have a first perfected security interest in the collateral, (d) the collateral will be delivered to a third party custodian, designated by the Issuer, acting for the benefit of the Trustee and all fees and expenses related to collateral custody will be the responsibility of the Issuer, (e) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours, (f) unlimited right of substitution of collateral is allowed provided that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by the Issuer;

(9) asset-backed securities having the highest rating obtainable from either S&P's or Moody's;

(10) forward purchase agreements delivering securities specified in clauses (1) and (6) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P's and Moody's (such rating may be at either the parent or subsidiary level); and

(11) money market funds rated "AAAm" or "AAAm-G" or better by S&P's and other financial funds investing exclusively in investments of the types described in clauses (1) through this clause (11) of this definition.

          "Permitted Lien" means, collectively:
           --------------

(1) Liens to secure Indebtedness described in clauses (1), (2) and (3) of the definition of Permitted Indebtedness and described in clauses (1), (2), (3) and (4) of the definition of Permitted Guarantor Indebtedness;

(2) mechanic's, workmen's, materialmen's, supplier's, construction or other like Liens arising in the ordinary course of business that in each case, have not become the subject of foreclosure or any other action or proceeding;

(3) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof in the business of the Coso Partnerships;

(4) other Liens incidental to the conduct of the Coso Partnerships' business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of their business; and

(5)  All those certain exceptions contained in The Title Policy.

          "Permitted Power Contract Buy-Out" means (i) the termination of a
           --------------------------------
Power Purchase Agreement or the negotiated reduction of capacity and/or energy or the rates related thereto to be sold under a Power Purchase Agreement other than pursuant to such agreement's terms and (ii) any payment or payments by Southern California Edison Company made in connection therewith.

          "Person" means any individual, sole proprietorship, corporation,
           ------
partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

          "Plant O&M Agreements" means:
           --------------------

(1)  the Navy I Plant O&M Agreement;

(2)  the BLM Plant O&M Agreement; and

(3)  the Navy II Plant O&M Agreement.

          "Pledge Agreements" means, (i) that certain Partnership Interest
           -----------------
Pledge Agreement by ESCA, LLC, a Delaware limited liability company, and New CLOC Company, LLC, a Delaware limited liability company, in favor of the Collateral Agent, (ii) that certain Partnership Interest Pledge Agreement by Caithness Coso Holdings, LLC, a Delaware limited liability company, and New CHIP Company, LLC, a Delaware limited liability company, in favor of the Collateral Agent, (iii) that certain Partnership Interest Pledge Agreement by Caithness Navy II Group, LLC, a Delaware limited liability company, and New CTC Company, LLC, a Delaware limited liability company, in favor of the Collateral Agent,
(iv) that certain Stock Pledge Agreement by Navy I, BLM and Navy II, in favor of the Collateral Agent, (v) that certain Partnership Interest Pledge Agreement
(CTLP) by BLM and Navy II, in favor of the Collateral Agent, (vi) that certain Partnership Interest Pledge Agreement (CLJV) by Caithness Acquisition Company, LLC, a Delaware limited liability company, and Caithness Geothermal 1980 Ltd., L.P., a Delaware limited partnership in favor of the Collateral Agent and (vii) that certain Partnership Interest Pledge Agreement (CLC) by Caithness Acquisition Company, LLC, a Delaware limited liability company, and Caithness Geothermal 1980 Ltd., L.P., a Delaware limited partnership, in favor of the Collateral Agent.

          "Power Purchase Agreements" means:
           -------------------------

(1) that certain Power Purchase Contract, dated as of June 4, 1984, as amended, by and between Southern California Edison Company and the Navy I Partnership (as assignee of CLJV);

(2) that certain Power Purchase Contract, dated as of February 1, 1985, as amended, by and between Southern California Edison Company and the BLM Partnership (as assignee of CLJV); and

(3) that certain Power Purchase Contract, dated as of February 1, 1985, as amended, by and between Southern California Edison Company and the Navy II Partnership (as assignee of CLJV).

          "Principal Account" means the Account of such name created under the
           -----------------
Depositary Agreement.

          "Principal Payment Date" when used with respect to any Senior Secured
           ----------------------
Note means the date on which all or a portion of the principal of such Senior Secured Note becomes due and payable as provided therein or in this Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise.

          "Private Placement Legend" means the legend set forth in Section
           ------------------------
2.06(g)(i) to be placed on all Senior Secured Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Project Documents" means, individually and collectively, any of the
           -----------------
following documents to which any of the Guarantors is a Party:

(1)  the Additional USBLM Lease;

(2)  the Additional BLM Real Estate Documents;

(3)  the Additional Navy Contract Documents;

(4)  the Acquisition Agreement;

(5)  the CTLP Partnership Agreement;

(6)  the Cotenancy Agreement;

(7)  the Field O&M Agreements;

(8)  the Interconnection Facilities Agreement;

(9)  the Navy Contract;

(10) the Partnership Agreements;

(11) the Plant O&M Agreements;

(12) the Power Purchase Agreements;

(13) the Purchase Agreements;

(14) the Settlement Agreements;

(15) the Steam Exchange Agreements;

(16) the USBLM/LADWP Leases;

(17) the USBLM Lease;

(18) the USBLM Rights of Way;

(19) the USBLM Site Licenses; and

(20) any additional material existing agreements and documents which relate to all or any portion of one or more of the Projects.

          "Projects" means the Navy I Project, the BLM Project and the Navy II
           --------
Project.

          "Purchase Agreements" means:
           -------------------

(1) that certain Purchase Agreement, by and among Caithness Energy, L.L.C., Caithness Acquisition Company, LLC, and CalEnergy Company, Inc., dated as of January 16, 1999;

(2) that certain Agreement Concerning Consideration, by and among Caithness Energy, L.L.C., Caithness Acquisition Company, LLC, New CTC Company,LLC, New CLOC Company, LLC, New CHIP Company, LLC, and CalEnergy Company, Inc. dated as of February 25, 1999;

(3) that certain Future Revenue Agreement, by and between Caithness Energy, L.L.C., Caithness Acquisition Company, LLC, New CTC Company, LLC, New CLOC Company, LLC, New CHIP Company, LLC, the Coso Partnerships and CalEnergy Company, Inc. dated as of February 25, 1999; and

(4)  The Acquisition Agreement.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A
           ---
of the Securities Act.

          "Rating" means the rating of the Senior Secured Notes by the Rating
           ------
Agencies.

          "Rating Agency" means any of Moody's, S&P and Duff & Phelps.
           -------------

          "Rating Downgrade" means a lowering by the Rating Agencies of the
           ----------------
credit ratings as of the date of the Offering of the Senior Secured Notes.

          "Redemption Account" means the Account of such name created under the
           ------------------
Depositary Agreement.

          "Redemption Date" means the date on which Issuer redeems or shall
           ---------------
redeem any Senior Secured Notes in accordance with this Indenture.

          "Reference Treasury Dealer" means any nationally recognized primary
           -------------------------
U.S. Government securities dealer in New York City selected by the Issuer.

          "Reference Treasury Dealer Quotations" means, with respect to each
           ------------------------------------
Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

          "Registration Rights Agreement" means that certain Registration Rights
           -----------------------------
Agreement, dated as of May 28, 1999, by and between the Issuer, the Guarantors and the Initial Purchaser.

          "Regulation S" means Regulation S promulgated under the Securities
           ------------
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note
           ------------------------
or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Senior
           ----------------------------------
Secured Note in the form of Exhibit A-1 for the 2001 Notes and in the form of Exhibit B-1 for the 2009 Notes hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary Agent or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary global Senior
           ----------------------------------
Secured Note in the form of Exhibit A-2 for the 2001 Notes and in the form of Exhibit B-2 for the 2009 Notes hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary Agent or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Secured Notes initially sold in reliance on Rule 903 of Regulation S.

          "Remaining Average Life" means, with respect to the 2009 Notes, the
           ----------------------
principal of which is to be redeemed (the "Called Principal"), the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment (as defined below) with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the date on which such Called Principal is to be redeemed (the "Settlement Date") and the scheduled due date of such Remaining Scheduled Payment. For purposes of this definition, the term "Remaining Scheduled Payments" means, with respect to the Called Principal of any 2009 Notes, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Required Holders" means, at any time, Persons that at such time hold
           ----------------
not less than a majority in aggregate principal amount of the Outstanding Notes.

          "Responsible Officer" means, with respect to knowledge of any default
           -------------------
under this Indenture or the Credit Agreements, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of the Issuer or a Coso Partnership, as applicable, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

          "Responsible Trust Officer," when used with respect to the Trustee or
           -------------------------
the Collateral Agent, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any Managing Director, Vice President, Assistant Vice President, Trust Officer, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the
           --------------------------
Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private
           ----------------------
Placement Legend.

          "Restricted Payment" means, with respect to any Person, (i) the
           ------------------
declaration and payment of distributions, dividends, the issuance of Equity Interests in such person or any other payment in respect of any Equity Interests made in cash, property, obligations or other notes, (ii) any payment of the principal of or interest on any Subordinated Indebtedness, or (iii) the making of any loans or advances to any Affiliate (other than Permitted Indebtedness); provided, however, that "Restricted Payment" shall not include payments under any of the Project Documents for services rendered.

          "Restricted Period" means the 40-day restricted period as defined in
           -----------------
Regulation S.

          "Revenue Account" means the Account of such name created under the
           ---------------
Depositary Agreement.

          "Rule 144" means Rule 144 promulgated under the Securities Act.
           --------

          "Rule 144A" means Rule 144A promulgated under the Securities Act.
           ---------

          "Rule 903" means Rule 903 promulgated under the Securities Act.
           --------

          "Rule 904" means Rule 904 promulgated the Securities Act.
           --------

          "S&P" means Standard & Poor's Rating Group Corporation, a corporation
           ---
organized and existing under the laws of the State of New York, its successors and assigns.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Secured Parties" means the Trustee, the Collateral Agent, the
           ---------------
Depositary, any Permitted Additional Senior Lender or any other Person that becomes a Secured Party under any Financing Document.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Security Agreements" means (i) that certain Security Agreement
           -------------------
executed by the Navy I Partnership in favor of the Collateral Agent, (ii) that certain Security Agreement executed by the BLM Partnership in favor of the Collateral Agent, (iii) that certain Security Agreement executed by the Navy II Partnership in favor of the Collateral Agent, (iv) that certain Security Agreement executed by Coso Operating Company LLC in favor of the Collateral Agent, (v) that certain Security Agreement executed by FPL Energy Operating Services, Inc. in favor of the Collateral Agent, and (vi) that certain Security Agreement executed by the Issuer in favor of the Collateral Agent.

          "Security Documents" means, collectively, the Depositary Agreement,
           ------------------
the Deeds of Trust, the Security Agreements, the Pledge Agreements and any other document providing for any lien, pledge, encumbrance, mortgage or security interest on (i) any or all of the assets of any of the Coso Partnerships, the Issuer or the ownership interests thereof or (ii) the assets constituting or relating to the Projects.

          "Senior Indebtedness" means all of the Permitted Indebtedness of
           -------------------
Issuer and the Coso Partnerships other than the Subordinated Indebtedness.

          "Senior Secured Notes" has the meaning assigned to it in the preamble
           --------------------
to this Indenture.

          "Settlement Agreements" means:
           ---------------------

(1) that certain Settlement Agreement, Release and Agreement to Arbitrate, by and between the BLM Partnership, CalEnergy and The Dow Chemical Company, dated November 18, 1997; and

(2) that certain Settlement Agreement and Release, by and between The Mission Group, Mission Power Engineering Company, California Energy Company, Inc., and the Coso Partnerships, dated June 9, 1993.

          "Significant Subsidiary" means any Subsidiary that would be a
           ----------------------
"significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Steam Exchange Agreements" means:
           -------------------------

(1) that certain Coso Geothermal Exchange Agreement, by and between the Coso Partnerships and CalEnergy, dated January 11, 1994;

(2) that certain Amendment to Coso Geothermal Exchange Agreement, by and between the Coso Partnerships and CalEnergy, dated April 12, 1995;

(3) that certain Amendment to Coso Geothermal Exchange Agreement, by and between the Coso Partnerships, dated May 28, 1999, as and when the same is executed pursuant to the Acquisition Agreement;

(4) that certain Amendment Number P00029 to the Original Navy Contract, dated October 4, 1994;

(5) that certain Amendment Number P00030 to the Original Navy Contract, dated December 19, 1994;

(6) that certain Amendment P00033 to the Original Navy Contract, dated January 8, 1995;

(7)  that certain Amendment P00039 to the Navy Contract, dated November 19,
     1998;

(8) that certain Agreement for the Calculation of Mineral Royalties/Revenues in the Coso Known Geothermal Resource Area, executed by the USBLM, MMS and CalEnergy, dated December 16, 1994;

(9) that certain Amendment to the Agreement for the Calculation of Mineral Royalties/Revenues in the Coso Known Geothermal Resource Area, by the USBLM, MMS and the Coso Partnerships, to be entered into after the Closing Date;

(10) the Cotenancy Agreement; and

(11) Amendment to 1988 Plan of Utilization, Development and Disposal for Lease CA-11402, CA-11383, CA-11384 and CA-11385 dated May 1998 and Approval Letter from the USBLM dated as of June 11, 1998.

          "Subordinated Indebtedness" means Indebtedness (and the note or other
           -------------------------
instrument evidencing the same) which has been subordinated, on terms and conditions substantially the same as those permitted under this Indenture, to the prior payment of amounts owing under this Indenture and the Senior Secured Notes, and the repayment of which shall be made only from Restricted Payments.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Title Event" means the existence of any defect of title or lien or
           -----------
encumbrance on a Project (other than certain Permitted Liens) in effect on the Closing Date that entitles the Collateral Agent to make a claim under the Title Policy.

          "Title Event Proceeds" means all amounts and proceeds (including
           --------------------
instruments) in respect of any Title Event.

          "Title Policy" means the policy or policies of title insurance issued
           ------------
by Chicago Title Insurance Company in connection with the issuance of the Senior Secured Notes.

          "Transaction Documents" means the Project Documents and the Financing
           ---------------------
Documents.

          "Treasury Rate" means, with respect to any date of redemption, the
           -------------
rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

          "Trustee" means the party named as such above until a successor
           -------
replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Definitive Note" means one or more Definitive Notes that
           ----------------------------
do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent global Senior Secured
           ------------------------
Note in the form of Exhibit A-1 for the 2001 Notes and in the form of Exhibit B-1 for the 2009 Notes attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary Agent, representing a series of Senior Secured Notes that do not bear the Private Placement Legend.

          "U.S. Bank" means U.S. Bank Trust National Association.
           ---------

          "USBLM" means the United States of America Department of the Interior,
           -----
acting through the Bureau of Land Management.

          "USBLM/LADWP Leases" means:
           ------------------

(1) that certain Geothermal Resources Lease, Serial No. CA-11383, by and between the USBLM, and the LADWP, effective as of February 1, 1982;


(2) that certain Geothermal Resources Lease, Serial No. CA-11384, by and between the USBLM, and the LADWP, effective as of February 1, 1982, and

(3) that certain Geothermal Resources Lease, Serial No. CA-11385, by and between the USBLM, and the LADWP, effective as of February 1, 1982.

          "USBLM Lease" means:  that certain Offer to Lease and Lease for
           -----------
Geothermal Resources, Serial No. 11402, dated April 29, 1985, and effective May 1, 1985, by and between the USBLM and CalEnergy.

          "USBLM Rights of Way" means:
           -------------------

(1) that certain Right of Way, CA-18885, by and between the USBLM, and CalEnergy, dated May 7, 1986; and

(2) that certain Right of Way, CA-13510, by and between the USBLM, and CalEnergy, dated April 12, 1984.

          "USBLM Site Licenses" means:
           -------------------

(1) that certain License for Electric Power Plant Site Utilizing Geothermal Resources between the United States of America, Licensor, through the USBLM, and the BLM Partnership, Licensee, Serial No. CACA 22512, dated March 8, 1989; and

(2) that certain License for Electric Power Plant Site Utilizing Geothermal Resources between the United States of America, Licensor, through the USBLM, and the BLM Partnership, Licensee, Serial No. 25690, per Decision dated December 29, 1989.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) of
           -----------
Regulation S.

          "Voting Stock" of any Person as of any date means the Capital Stock of
           ------------
such Person that is at the time entitled to vote in the election of the Board of Directors or otherwise entitled to vote in the determination of the management of such Person.

          "2001 Note" means any Senior Secured Note due 2001.
           ---------

          "2009 Note" means any Senior Secured Note due 2009.
           ---------


Section 1.02. Other Definitions.

                                                        Defined in
       Term                                               Section

       "Authentication Order".............................  2.02
        --------------------
       "Covenant Defeasance"..............................  7.03
        --------------------

       "Event of Default"...............................    5.01
        ----------------
       "incur"..........................................    4.09
        -----
       "Legal Defeasance"...............................    7.02
        ----------------
       "Make-Whole Price"...............................    3.07
        ----------------
       "Paying Agent"...................................    2.03
        ------------
       "Registrar"......................................    2.03
        ---------

Section 1.03.  Trust Indenture Act Provisions

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Secured Notes;
           --------------------

          "indenture security Holder" means a Holder of a Senior Secured Note;
           -------------------------

          "indenture to be qualified" means this Indenture;
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee; and
           -----------------

          "obligor" on the Senior Secured Notes and the Guarantees means the
           -------
     Issuer and the Guarantors, respectively, and any successor obligor upon the Senior Secured Notes and the Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

          Unless the context otherwise requires:

           (1) a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5) provisions apply to successive events and transactions;

           (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

           (7) references to any gender include the other genders;

           (8) the term "including" is not limited and has the inclusive meaning represented by the phrase "including without limitation", the term "include" is not limited and has the inclusive meaning represented by the phrase "include without limitation", and the term "includes" is not limited and has the inclusive meaning represented by the phrase "includes" without limitation";

           (9) the term "hereof", "herein", "hereunder", "hereto", and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement; and

           (10) references in this Agreement to any document, instrument or agreement (including this Agreement) shall (i) include all exhibits, schedules and other attachments thereto, (ii) include all documents, instruments or agreements issued or executed in replacement thereof and
     (iii) to the extent permitted hereby, mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time.

                                   ARTICLE 2.
                            THE SENIOR SECURED NOTES

Section 2.01.  Form and Dating.

     (a) General. The Senior Secured Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto for the 2001 Notes and substantially in the form of Exhibit B hereto for the 2009 Notes. The Senior Secured Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Secured Note shall be dated the date of its authentication. The Senior Secured Notes shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

          The terms and provisions contained in the Senior Secured Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Secured Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Senior Secured Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 for the 2001 Notes and substantially in the form of Exhibit B-1 or B-2 for the 2009 Notes attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Senior Secured Notes issued in definitive form shall be substantially in the form of Exhibit A-1 hereto for the 2001 Notes and substantially in the form of Exhibit B-1 hereto for the 2009 Notes (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Senior Secured Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Secured Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Secured Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Secured Notes represented thereby shall be made by the Trustee or the note custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

     (c) Temporary Global Notes. Senior Secured Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Senior Secured Notes represented thereby with the Trustee, at its St. Paul, Minnesota office, as custodian for the Depositary Agent, and registered in the name of the Depositary Agent or the nominee of the Depositary Agent for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary Agent, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuer. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary Agent or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

     (e) CUSIP and Private Placement Numbers. The issuer in issuing the Senior Secured Notes may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Trustee shall indicate the "CUSIP" or "private placement" numbers of the Senior Secured Notes in notices of redemption and related materials as a convenience to Holders; provided that any such notice may
                                               --------
state that no representation is made as to the correctness of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and related materials.

Section 2.02. Execution and Authentication.

          One Officer shall sign the Senior Secured Notes for the Issuer by manual or facsimile signature.

          If the Officer whose signature is on a Senior Secured Note no longer holds that office at the time a Senior Secured Note is authenticated, the Senior Secured Note shall nevertheless be valid.

          A Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Secured Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Issuer signed by one Officer (an "Authentication Order"), authenticate Senior Secured Notes for
             --------------------
original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Secured Notes, any Additional Senior Secured Notes issued pursuant to this Section 2.02 and in accordance with all the limitations set forth in
Section 4.09
hereof. The aggregate principal amount of Senior Secured Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Senior Secured Notes. An authenticating agent may authenticate Senior Secured Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03.  Registrar and Paying Agent.

          The Issuer shall maintain an office or agency where Senior Secured Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Secured Notes may be
  ---------
presented for payment ("Paying Agent").  The Registrar shall keep a register of
                        ------------
the Senior Secured Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.

          The Issuer initially appoints The Depository Trust Company ("DTC") to
                                                                       ---
act as Depositary Agent with respect to the Global Notes.

          The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Senior Secured Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or an Affiliate of the Issuer) shall have no further liability for the money. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer or any of the Guarantors, the Trustee shall serve as Paying Agent for the Senior Secured Notes.

Section 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Secured Notes and the Issuer shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary Agent to a nominee of the Depositary Agent, by a nominee of the Depositary Agent to the Depositary Agent or to another nominee of the Depositary Agent, the Depositary Agent or any such nominee to a successor Depositary Agent or a nominee of such successor Depositary Agent. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary Agent that it is unwilling or unable to continue to act as Depositary Agent or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary Agent is not appointed by the Issuer within 120 days after the date of such notice from the Depositary Agent or (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary Agent shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Senior Secured Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b) or (c) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary Agent, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
  Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary Agent in accordance with the Applicable Procedures directing the Depositary Agent to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary Agent in accordance with the Applicable Procedures directing the Depositary Agent to cause to be issued a Definitive
  Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary Agent to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
  Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Senior Secured Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                 (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

                 (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                 (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

                 (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     If any such transfer is effected pursuant to this subparagraph at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

              (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

              (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

              (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

              (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

              (E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

              (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Secured Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

              (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
  Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary Agent and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Secured Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item
     (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

               (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Senior Secured Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                 (1) if the Holder of such Definitive Notes proposes to exchange such Senior Secured Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

                 (2) if the Holder of such Definitive Notes proposes to transfer such Senior Secured Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.
  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e)  Transfer and Exchange of Definitive Notes for Definitive Notes.

          Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                 (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Senior Secured Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

                 (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Senior Secured Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f)  Exchange Offer.

          Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g)  Legends.

          The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)    Private Placement Legend.

               (A) set right margin Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Senior Secured Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE SENIOR SECURED NOTE (OR ITS PREDECESSOR) AND THE GUARANTEES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT: (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) INSIDE

     THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144(A)), (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE."

                (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
          (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or
          (f) to this Section 2.06 (and all Senior Secured Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY AGENT (AS DEFINED IN THE INDENTURE GOVERNING THIS SENIOR SECURED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER."

         (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Senior Secured Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary Agent at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary Agent at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.14 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Secured Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Senior Secured Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Secured Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Secured Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part or (C) to register the transfer of or to exchange a Senior Secured Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Senior Secured Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Senior Secured Notes.

          If any mutilated Senior Secured Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Secured Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Secured Note if the Trustee's requirements are met. If required by the Trustee, Registrar or the Issuer, an indemnity must be supplied by the Holder that is sufficient in the judgment of the Trustee, Registrar and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Secured Note is replaced. The Issuer and the Trustee may charge the Holder for their respective expenses in replacing a Senior Secured Note.

          Every replacement Senior Secured Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Secured Notes duly issued hereunder.

Section 2.08.  Outstanding Senior Secured Notes.

          The Senior Secured Notes outstanding at any time are all the Senior Secured Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Senior Secured Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Senior Secured Note; however, Senior Secured Notes held by the Issuer or an Affiliate of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

          If a Senior Secured Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Secured Note is held by a bona fide purchaser.

          If the principal amount of any Senior Secured Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Issuer, or an Affiliate of the Issuer) holds, on a redemption date or maturity date, money sufficient to pay Senior Secured Notes payable on that date, then on and after that date such Senior Secured Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          In the event the Senior Secured Notes are issued in book-entry form with the Depositary Agent: (i) the Trustee may deal with the Depositary Agent as the authorized representative of the Holders; (ii) the rights of the Holders shall be exercised only through the Depositary Agent and shall be limited to those established by law and agreement between the Holders and the Depositary Agent and/or direct participants of the Depositary Agent; (iii) the Depositary Agent will make book-entry transfers among the direct participants of the Depositary Agent and will receive and transmit distributions of principal and interest on the Senior Secured Notes to such direct participants; and (iv) the direct participants of the Depositary Agent shall have no rights under this Indenture under or with respect to any of the Senior Secured Notes held on their behalf by the Depositary Agent, and the Depositary Agent may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Senior Secured Notes for all purposes whatsoever.

Section 2.09.  Treasury Notes.

          In determining whether the Holders of the required principal amount of Senior Secured Notes have concurred in any direction, waiver or consent, Senior Secured Notes owned by the Issuer, or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Secured Notes that a Responsible Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.08.  Temporary Senior Secured Notes.

          Until certificates representing Senior Secured Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Secured Notes. Temporary Notes shall be substantially in the form of certificated Senior Secured Notes but may have variations that the Issuer considers appropriate for temporary Senior Secured Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Senior Secured Notes in exchange for temporary Senior Secured Notes.

          Holders of temporary Senior Secured Notes shall be entitled to all of the benefits of this Indenture.

Section 2.09.  Cancellation.

          The Issuer at any time may deliver Senior Secured Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Secured Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Secured Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Senior Secured Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Senior Secured Notes shall be delivered to the Issuer. The Issuer may not issue new Senior Secured Notes to replace Senior Secured Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.10.  Defaulted Interest.

          If the Issuer defaults in a payment of interest on the Senior Secured Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Secured Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Secured Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.11.  The Collateral Agent.

          The Trustee on behalf of itself, the Holders of the Senior Secured Notes and any Permitted Additional Senior Lender, on the terms and conditions specified herein and the Security Documents hereby irrevocably appoints and authorizes U.S. Bank Trust National Association to act as the Collateral Agent hereunder and under the Security Documents to which the Collateral Agent is or becomes a party, with such powers, rights and obligations as are expressly delegated to the Collateral Agent by the terms of this Indenture and by the Security Documents.

                                   ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

          If the Issuer elects to redeem the 2009 Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the 2009 Notes to be redeemed and (iv) the redemption price.

Section 3.02.  Selection of Senior Secured Notes to Be Redeemed

          If less than all of the Senior Secured Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Senior Secured Notes to be redeemed or purchased among the Holders of the Senior Secured Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Secured Notes are listed or, if the Senior Secured Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Senior Secured Note less than $1,000 shall be redeemed in part and provided, further, that in the case of redemption of the 2009 Notes at the option of the Issuer, only 2009 Notes will be redeemed. In the event of partial redemption by lot, the particular Senior Secured Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Secured Notes not previously called for redemption.

          The Trustee shall promptly notify the Issuer in writing of the Senior Secured Notes selected for redemption and, in the case of any Senior Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

Section 3.03.  Notice of Redemption

          A least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Secured Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Secured Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, a new Note or Senior Secured Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Secured Note;

          (d)  the name and address of the Paying Agent;

          (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuer defaults in making such redemption payment, interest on Senior Secured Notes called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Senior Secured Notes and/or Section of this Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured Notes.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Secured Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price

          One Business Day prior to the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Secured Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Secured Notes to be redeemed.

          If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Senior Secured Notes or the portions of Senior Secured Notes called for redemption. If a Senior Secured Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Secured Note was registered at the close of business on such record date. If any Senior Secured Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Secured Notes and in
Section 4.01 hereof.

Section 3.06.  Senior Secured Notes  Redeemed In Part.

          Upon surrender of a Senior Secured Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Senior Secured Note equal in principal amount to the unredeemed portion of the Senior Secured Note surrendered.

Section 3.07.  Optional Redemption.

          (a) The 2001 Notes will not be redeemable at the option of the Issuer.

          (b) The 2009 Notes will be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of 2009 Notes, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an amount equal to the
                                ----------------
greater of (i) 100% of the principal amount of such 2009 Note and
(ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the 2009 Note or portions thereof called for redemption.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

          The Senior Secured Notes will be subject to mandatory redemption, in whole or in part, ratably among each series at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date, (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by a Coso Partnership if the applicable Partnership determines that (i) the affected Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the applicable Coso Partnership determines not to rebuild, repair or restore the affected Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or (ii) only a portion of the affected Project is capable of being rebuilt, repaired or restored, in which case if excess proceeds exist after such rebuild, repair or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption, (b) upon the receipt by the applicable Coso Partnership of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Coso Partnerships will be subject to as a result of the Title Event, (c) upon the receipt by the Coso Partnerships of net proceeds in excess of $5.0 million realized in connection with a Permitted Power Contract Buy-Out, or $10.0 million, when aggregated with all previous Permitted Power Contract Buy-Outs, in which case the amount of all proceeds associated with such Permitted Power Contract Buy-Outs shall be made available for such redemption, unless each of the Rating Agencies confirm that a Rating Downgrade will not occur if no redemption is made with such proceeds, (d) upon the receipt by the Coso Partnerships of proceeds received in connection with a termination of the Navy Contract under Section VIII(2) of the Navy Contract (P00004 Modification dated October 9, 1983).

          Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.09.  Repurchase at the option of holders upon a change of control.

          (a) Upon the occurrence of a Change of Control, each Holder of Senior Secured Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Secured Notes, pursuant to the offer described in Sections (b) and (c) below (the "Change of Control Offer"), at an offer price in cash equal to 101% of the
      -----------------------
aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of
                                                                  ---------
Control Payment").
---------------

          (b) Within ten days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Secured Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is maile d (the "Change
                                                                          ------
of Control Payment Date"), pursuant to the procedures required by this Indenture
-----------------------
and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Secured Notes as a result of a Change of Control.

          (c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

               (i) accept for payment all Senior Secured Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

               (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Secured Notes or portions thereof so tendered, and

               (iii) deliver or cause to be delivered to the Trustee the Senior Secured Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Secured Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of Senior Secured Notes so tendered the Change of Control Payment for such Senior Secured Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Secured Note equal in principal amount to any unpurchased portion of the Senior Secured Notes surrendered, if any; provided that each such new Senior Secured Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d)  The Change of Control provisions described above in (a), (b) and
(c) of this Section 3.09 will be applicable whether or not any other provisions of this Indenture are applicable to any Change of Control.

          (e) Except as provided in this Section 3.09 with respect to a Change of Control, nothing in this Indenture shall permit the Holders of the Senior Secured Notes to require that the Issuer repurchase or redeem the Senior Secured Notes in the event of a takeover, recapitalization or similar transaction.

          (f) Notwithstanding anything in (a), (b) or (c) of Section this 3.09, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Senior Secured Notes validly tendered and not withdrawn under such Change of Control Offer.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01.  Payment of Senior Secured Notes.

               The Issuer shall pay or cause to be paid the principal of the Senior Secured Notes as follows:

          (a)  For the 2001 Notes:

                                                  Percentage of Principal
                    Scheduled Payment Date             Amount Payable

                      December 15, 1999                47.8773%
                      June 15, 2000                    11.0736%
                      December 15, 2000                16.4427%
                      June 15, 2001                    10.1900%
                      December 15, 2001                14.4164%



          (b)  For the 2009 Notes:

                                                  Percentage of Principal
                    Scheduled Payment Date             Amount Payable

                      June 15, 2002........            2.8743%
                      December 15, 2002....            4.3109%
                      June 15, 2003........            3.6564%
                      December 15, 2003....            5.4584%
                      June 15, 2004........            4.1363%
                      December 15, 2004....            6.2043%
                      June 15, 2005........            4.6838%
                      December 15, 2005....            7.0257%
                      June 15, 2006........            5.0541%
                      December 15, 2006....            7.5815%
                      June 15, 2007........            6.2601%
                      December 15, 2007....            9.3898%
                      June 15, 2008........            6.4927%
                      December 15, 2008....            9.7650%
                      June 15, 2009........            6.8231%
                      December 15, 2009....           10.2835%

          The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Secured Notes on the dates and in the manner provided in the Senior Secured Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or an Affiliate thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

          The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Senior Secured Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuer may also from time to time designate one or more other offices or agencies where the Senior Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03.  Reports.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Senior Secured Notes are outstanding, the Issuer and the Guarantors shall furnish to the Holders of Senior Secured Notes and to each Rating Agency (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer and the Guarantors were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the certified independent accountants of the Issuer and the Guarantors; (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer and the Guarantors were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations;
(iii) copies of material notices and (iv) written notice of any Credit Agreement Event of Default or Event of Default or any event or condition that could reasonably be expected to result in a Material Adverse Effect. The Issuer shall at all times comply with TIA (S) 314(a).

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

         (b) For so long as any Senior Secured Notes remain outstanding, the Issuer and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.  Compliance Certificate.

          (a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee and to each Rating Agency, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Secured Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Issuer shall, so long as any of the Senior Secured Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

          The Issuer shall pay, and shall cause each of the Guarantors to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings and where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Secured Notes.

Section 4.06.  Stay, Extension and Usury Laws.

          The Issuer and each of the Guarantors (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

          The Issuer shall not make any Restricted Payments or direct any Restricted Payments to be made on behalf of any Guarantor except for payments permitted under the Depositary Agreement.

Section 4.08.  Actions with Respect to Credit Agreements

          The Issuer will enforce all of its rights under the Credit Agreements and the Partnership Notes for the benefit of the Trustee and the Holders. The Issuer will not grant any consents or waivers thereunder, amend or modify any provisions thereof or otherwise modify the Credit Agreements or the Partnership Notes, except as provided in Article 8.

Section 4.09.  Limitation on Indebtedness

     The Issuer will not create, incur or suffer to exist any Indebtedness other than Permitted Indebtedness.

Section 4.10.  Limitation on Liens

     The Issuer will not directly or indirectly create, incur, assume or suffer to exist any Liens of any kind on any asset now or hereafter acquired, except Permitted Liens described in clause (1) of the definition of Permitted Liens.

Section 4.11.  Limitations on Guarantees

          The Issuer will not contingently or otherwise be or become liable in connection with any guarantee, except for endorsements and similar obligations in the ordinary course of business.

Section 4.12.  Prohibitions On Other Obligations or Assignments.

          The Issuer shall not assign any of its rights or obligations under any Financing Document, and shall not enter into additional contracts if entering into such additional contracts would be reasonably expected to cause a Material Adverse Effect. The Issuer may enter into additional contracts to the extent contemplated under this Indenture, including entering into contracts in connection with Permitted Investments.

Section 4.13.  Books And Records

          The Issuer shall cause the Guarantors to maintain their books and records and give the Issuer, the Trustee, the Collateral Agent and the Independent Engineer inspection rights at reasonable times and upon reasonable prior notice.

Section 4.14.  Prohibitions On Fundamental Changes.

          The Issuer shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself or discontinue its business. The Issuer shall not engage in any business other than in connection with the issuance of the Senior Secured Notes, the incurrence of Permitted Indebtedness and the performance of its obligations under the Transaction Documents. The Issuer shall not lease (as lessor) or sell, transfer, assign, hypothecate, pledge or otherwise dispose of any of its property or assets, except as may be contemplated by the Financing Documents.

Section 4.15.  Corporate Existence.

          The Issuer and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or partnership existence, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or the Guarantors and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and the Guarantors; provided, however, that the Issuer and the Guarantors shall not be required to preserve any such right, license or franchise, if the management committees of each of the Issuer and the Guarantors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Guarantors, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Secured Notes.

Section 4.16.  RATING AGENCY INFORMATION.

          The Issuer and the Guarantors shall do or cause to be done all things necessary to (i) promptly (and in any case within five Business Days) following the issuance of the Senior Secured Notes) provide all documentation required by any Rating Agency in connection with the issuance of such Rating Agency's initial Rating with respect to the Senior Secured Notes, and (ii), within any time period required by any such Rating Agency, amend the organizational documents of the Issuer, the Guarantors and their respective Affiliates and amend any other Financing Documents (subject to the provisions in respect of amendments contained herein and therein) to address comments, if any, received from any Rating Agency with respect to this Indenture or any document or instrument entered into herewith in connection with such Rating Agency's initial Rating.


                                  ARTICLE 5.
                             DEFAULTS AND REMEDIES

Section 5.01.  Events of Default.

          The following events constitute an "Event of Default":

     (a) failure to pay any principal, interest or other amounts owed on any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 10 days or more following the due date for payment;

     (b) a Credit Agreement Event of Default or a Guarantee Event of Default has occurred and is continuing;

     (c) any representation or warranty made by the Issuer in this Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of the Issuer proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; provided that, if the Issuer commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, the Issuer may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as the Issuer is diligently pursuing such cure;

     (d) the Issuer fails to perform or observe any covenant or agreement contained in this Indenture regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, guarantees, disposition of assets, amendments to the Credit Agreements or Partnership Notes or taking of actions thereunder as directed by the Required Holders, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee;

     (e) the Issuer fails to perform or observe any of its covenants contained in this Indenture (other than those contained in (d) above) and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee of such failure; provided that if the Issuer commences and diligently pursues efforts to cure such default within such 30-day period, the Issuer may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 90 days so long as the Issuer is diligently pursuing such cure;

     (f)  the Issuer:

               (1) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or

               (2) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time (collectively, "Debtor Relief Law"); or
      -----------------

               (3) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within ninety (90) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief; or

               (4) has a trustee, receiver, custodian or other official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of ninety (90) days;

     (g) any Pledge Agreement ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted under any Pledge Agreement such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer has 10 days after a Responsible Officer of the Issuer obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; or

     (h) any event of default under any Permitted Indebtedness of Issuer which results in Permitted Indebtedness in excess of $2.5 million becoming due and payable prior to its stated maturity.

Section 5.02.  Enforcement of Remedies.

     (a) If one or more Events of Default have occurred and are continuing, then:

          (i) in the case of an Event of Default described in Section 5.01(f) above, the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and this Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

          (ii) in the case of an Event of Default described in Section 5.01(b) (in connection with a Credit Agreement Event of Default or a Guarantee Event of Default) relating to certain events involving the bankruptcy, insolvency, receivership or reorganization of any of the Coso Partnerships, the entire principal amount of the Outstanding Notes (on a pro rata basis), all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and this Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

          (iii) in the case of an Event of Default described in:

                (A) Section 5.01(a), upon the written direction of the Holders of no less than 25% in aggregate principal amount of the Outstanding Notes, the Trustee will, by notice to the Issuer, declare the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable, or

                (B) Section 5.01(b) (except as described in Section 5.02(a)(ii) immediately above), (c), (d), (e), (g) or (h) upon the written direction of the Required Holders, the Trustee will, by notice to the Issuer, declare the entire principal amount of the Senior Secured Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable.

          If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Event of Default within 30 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Senior Secured Note, the Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

          If an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the

Senior Secured Notes and this Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 25% in aggregate principal amount of the Outstanding Notes directing the Trustee in writing to accelerate the maturity of the Senior Secured Notes unless Holders of more than 75% in aggregate principal amount of the Outstanding Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

          If an Event of Default relating to a Credit Agreement Event of Default or a Guarantee Event of Default (other than a Credit Agreement Event of Default related to failure to pay Partnership Notes or a Guarantee Event of Default related to failure to make payments under the Guarantees) has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes referred to in Section 5.02 (a)(iii)(B), all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable notwithstanding the absence of direction from the Required Holders directing the Trustee to accelerate the maturity of the Senior Secured Notes unless the Required Holders direct the Trustee in writing not to accelerate the maturity of such Senior Secured Notes if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

          In addition, if one or more of the Events of Default referred to in
Section 5.02(a)(iii)(B) has occurred and is continuing, the Trustee may declare the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and this Indenture, if any, to be due and payable notwithstanding the absence of direction from the Required Holders directing the Trustee to accelerate the maturity of the Senior Secured Notes unless the Required Holders direct the Trustee in writing not to accelerate the maturity of the Senior Secured Notes if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

     (b) At any time after the principal of the Senior Secured Notes has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, shall rescind and annul such declaration and its consequences if:

          (i) there has been paid to or deposited with the Trustee a sum sufficient to pay

               (A)  all overdue interest on the Senior Secured Notes,

               (B) the principal of and premium, if any, on any Senior Secured Notes that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at the respective rates provided in the Senior Secured Notes for overdue principal,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the Senior Secured Notes for overdue interest, and

               (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, and

               (E) all Events of Default, other than the nonpayment of the principal of the Senior Secured Notes and the Partnership Notes that has become due solely by such acceleration, have been cured or waived in accordance with this Indenture.

     (c) If an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders of 25% in aggregate principal amount of the Outstanding Notes request in writing) direct the Collateral Agent to take possession of all Collateral.

     (d) If an Event of Default relating to a Credit Agreement Event of Default or a Guarantee Event of Default (other than a Credit Agreement Event of Default related to failure to pay Partnership Notes or a Guarantee Event of Default related to failure to pay amounts owed on the Senior Secured Notes) has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request in writing) direct the Collateral Agent to take possession of all Collateral.

     (e) If an Event of Default other than those referred to in Section 5.02(c) and Section 5.02(d) has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request in writing) direct the Collateral Agent to take possession of all Collateral.

     (f) If one or more Guarantee Events of Default shall have occurred and be continuing under a Guarantee, the Trustee may (as the Required Holders request in writing) direct the Collateral Agent to take possession of all Collateral.

     (g)  If an Event of Default occurs:

          (i) by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the 2009 Notes pursuant to the optional redemption provisions of this Indenture, a premium equal to the then applicable Treasury Rate shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the 2009 Notes.

          (ii) at a time when any 2001 Notes are outstanding by reason of any willful action or inaction, taken or not taken, by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the 2001 Notes, then a premium equal to the then applicable Treasury Rate shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the 2001 Notes.

Section 5.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and all other amounts payable on the Senior Secured Notes or to enforce the performance of any provision of the Senior Secured Notes, this Indenture or any other Financing Document.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.04.  Waiver of Past Defaults.

          Required Holders by notice to the Trustee may on behalf of the Holders of all of the Senior Secured Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Secured Notes provided, however, that the Required Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05.  Control by Majority.

          The Required Holders have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in this Indenture or in any other Financing Document. The Required Holders, acting through the Trustee, have the right to direct the time, place and method for exercising any right or remedy available to the Issuer under the Credit Agreements and the Partnership Notes; provided that upon the occurrence of an Event of Default related to failure to make payments on the Senior Secured Notes, Holders of 25% in aggregate principal amount of the Outstanding Notes have the right to cause the acceleration of the Partnership Notes.

          Subject to the above paragraph, if an Event of Default has occurred and is continuing and as a result thereof or in connection therewith or pursuant to an acceleration of the Senior Secured Notes arising therefrom, payments on the Senior Secured Notes are not made when due, the Trustee is required to enforce the Guarantees and the rights of the Holders thereunder.

Section 5.06.  Limitation on Suits.

          A Holder of a Senior Secured Note may pursue a remedy with respect to this Indenture or the Senior Secured Notes only if:

  (a) the Holder of a Senior Secured Note gives to the Trustee written notice of a continuing Event of Default;

  (b) the Holders of at least 25% in principal amount of the then outstanding Senior Secured Notes make a written request to the Trustee to pursue the remedy;

  (c) such Holder of a Senior Secured Note or Holders of Senior Secured Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Secured Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Senior Secured Note may not use this Indenture to prejudice the rights of another Holder of a Senior Secured Note or to obtain a preference or priority over another Holder of a Senior Secured Note.

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

Section 5.07.  Rights of Holders of Senior Secured Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Secured Note to receive payment of principal, premium, if any, and interest on the Senior Secured Notes, on or after the respective due dates expressed in the Senior Secured Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08.  Collection Suit by Trustee.

          If an Event of Default specified in Section 5.01(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Secured Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.09.  Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Secured Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Senior Secured Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.
To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Secured Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10.  Priorities.

          If the Trustee collects any money pursuant to this Article, it shall be applied to amounts owed with respect to all Senior Secured Notes and all other Senior Indebtedness on a pro rata basis and, in respect of Senior Secured Notes of a series, will be applied ratably to the Holders of Senior Secured Notes in the following order from time to time, on the date or dates fixed by the Trustee: (i) first, to the payment of all amounts due to the Trustee or any predecessor Trustee under this Indenture; (ii) second; (A) in case the unpaid principal amount of the Outstanding Notes or other outstanding Senior Indebtedness has not become due, to the payment of any overdue interest, (B) in case the unpaid principal amount of a portion of the Outstanding Notes or other outstanding Senior Indebtedness has

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

become due, first to the payment of accrued interest on all Outstanding Notes and all other Senior Indebtedness for overdue principal, premium, if any, and overdue interest, and next to the payment of the overdue principal on all Senior Secured Notes and all other Senior Indebtedness or (C) in case the unpaid principal amount of all the Outstanding Notes and all other Senior Indebtedness has become due, first to the payment of the whole amount then due and unpaid upon the Outstanding Notes and all other Senior Indebtedness for principal, premium, if any, and interest, together with interest for overdue principal, premium, if any, and overdue interest; and (iii) third, in case the unpaid principal amount of all the Outstanding Notes and all other Senior Indebtedness has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with the Senior Secured Notes and all other Senior Indebtedness have been fully paid, any surplus then remaining will be paid to the Issuer, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Senior Secured Notes pursuant to this Section 5.10.

Section 5.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Secured Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Secured Notes.

                                  ARTICLE 6.
                                    TRUSTEE

Section 6.01.  Duties of Trustee.

     (a) If an Event of Default actually known to a Responsible Trust Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 6.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require and shall be entitled to an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice, promptly confirmed in writing thereafter, of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have

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

offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for Events of Default specified in Sections 5.01(a) and (b) hereof, unless and until the Trustee shall have received from a Holder or from the Issuer express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

     (h) If the Trustee is acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 will also be afforded to such Paying Agent or Transfer Agent and Registrar.

Section 6.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Secured Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.

Section 6.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Secured Notes, it shall not be accountable for the Issuer's use of the proceeds from the Senior Secured Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Secured Notes or any other document in connection with the sale of the Senior Secured Notes or pursuant to this Indenture other than its certificate of authentication.

Section 6.05.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Trust Officer, or if appropriate notice is provided in writing in accordance with Section 6.02(g), as applicable, the Trustee shall mail to Holders of Senior Secured Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Secured Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Secured Notes.

Section 6.06. Reports by Trustee to Holders of the Senior Secured Notes; Information to Rating Agencies.

          Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Senior Secured Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Secured Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting

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

date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders of Senior Secured Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Senior Secured Notes are listed in accordance with TIA (S) 313(d). The Issuer shall promptly notify the Trustee in writing when the Senior Secured Notes are listed on any stock exchange.

          Trustee shall mail to each Rating Agency each report or certificate, including without limitation operating reports and reports of independent consultants, delivered to the Trustee by or on behalf of the Issuer and the Guarantors and not otherwise required to be delivered directly to such Rating Agency by Issuer or the Guarantors pursuant to Section 4.03, promptly, and in any case within 30 days following Trustee's receipt thereof.

Section 6.07.  Compensation and Indemnity.

          The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as is now or hereafter agreed to in writing by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable and properly documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and properly documented fees, disbursements and expenses of the Trustee's agents and counsel.

          The Issuer shall indemnify the Trustee against any and all losses, liabilities, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 6.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel (reasonably acceptable to the Issuer) and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Issuer under this Section 6.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Secured Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

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

Section 6.08.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Senior Secured Notes of a majority in principal amount of the then outstanding Senior Secured Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 6.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Secured Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Senior Secured Notes of at least 10% in principal amount of the then outstanding Senior Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Senior Secured Note who has been a Holder of a Senior Secured Note for at least six months, fails to comply with Section 6.10, such Holder of a Senior Secured Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Secured Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Issuer's obligations under
Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

Section 6.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

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

Section 6.10.  Eligibility; Disqualification.

          There shall at all times be a Trustee under this Indenture, which shall be a corporation having either (a) a combined capital and surplus of at least $500.0 million, or (b) having a combined capital and surplus of at least $100.0 million and being a wholly owned subsidiary of a corporation having a combined capital and surplus of at least $500.0 million in each case subject to supervision or examination by a Federal or State or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

Section 6.11.  Preferential Collection of Claims Against Issuer..

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

Section 6.12.  Default Rate of Interest.

          All sums of money owed to the Trustee shall bear interest from the date on which the same are due and payable until the date of payment at a rate equal to the "Base Rate" of Bankers Trust Company, as such rate is announced from time to time, said rate to change when and as the said Base Rate changes.

Section 6.13.  Receipt of Documents.

          In no event shall receipt by the Trustee of financial and other reports from the Issuer as provided in this Indenture, review of which could lead to the conclusion that an Event of Default exists hereunder, result, without further action, in the occurrence of an Event of Default, or impose upon the Trustee the obligation to review and examine the same, it being understood that all such information shall be received by the Trustee as repository for said information and documents with no obligation on the part of the Trustee to review the same.

                                  ARTICLE 7.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuer may, at the option of its shareholders evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Senior Secured Notes upon compliance with the conditions set forth below in this Article 7.

Section 7.02.  Legal Defeasance and Discharge.

          Upon the Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Secured Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer
 ----------------
shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Secured Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Secured Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Secured Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Secured Notes when such payments are due from the trust referred to below, (b) the Issuer's obligations with respect to the Senior Secured Notes concerning issuing temporary Senior Secured Notes, registration of Senior Secured Notes, mutilated, destroyed, lost or stolen Senior Secured Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties, immunities and indemnities of the Trustee, and the Issuer's obligations in connection therewith and (d) this Article 7. Subject to compliance with this Article 7, the Issuer may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 hereof.

Section 7.03.  Covenant Defeasance.

          Upon the Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 hereof with respect to the outstanding Senior Secured Notes on and after the date the conditions set forth in Section 7.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Secured Notes
                         -------------------
shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Secured Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Secured Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Secured Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 7.01 hereof of the option applicable to this Section 7.03 hereof, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, Sections 5.01(b) through 5.01(d) hereof shall not constitute Events of Default.

Section 7.04.  Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 7.02 or 7.03 hereof to the outstanding Senior Secured Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Secured Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Senior Secured Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 7.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 7.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Secured Notes pursuant to this Article 7 concurrently with such incurrence) or insofar as Section 5.01(f) hereof is concerned, at any time in the period ending on the 91/st/ day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound;

     (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91/st/ day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

     (h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 7.05.  Release of collateral upon legal or covenant defeasance.

          Upon Legal Defeasance or Covenant Defeasance, and upon satisfaction of the requirements of Section 7.04 above, as applicable, the Collateral Agent shall release all the Collateral as to which a security interest has been granted pursuant to this Indenture and the Security Documents. The Collateral Agent shall take all necessary measures to effectuate such release, including, but not limited to, filing UCC-2 termination statements in the appropriate jurisdiction.

Section 7.06. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 7.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the "Trustee") pursuant to Section 7.04 hereof in respect of the outstanding Senior Secured Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Secured Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Secured Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Secured Notes.

          Anything in this Article 7 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 7.07.  Repayment to Issuer.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Senior Secured Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Senior Secured Note shall thereafter, as a secured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 7.08.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 7.02 or
7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Senior Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or 7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or
7.03 hereof, as the case may be; provided, however, that, if the Issuer

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makes any payment of principal of, premium, if any, or interest on any Senior
Secured Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Senior Secured Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 8.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01.  Without Consent of Holders of Senior Secured Notes.

          Notwithstanding Section 8.02 of this Indenture, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend, supplement or execute a waiver of this Indenture, the Guarantees, the Senior Secured Notes and any and all of the other Financing Documents without the consent of any Holder of a Senior Secured Note:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b) to add additional covenants of the Issuer or to surrender rights conferred upon the Issuer;

     (c) to increase the assets securing the Issuer's obligations under this Indenture;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Secured Note;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to provide for the issuance of Additional Notes and other Senior Indebtedness and Permitted Guarantor Indebtedness in accordance with the limitations set forth in this Indenture and the Credit Agreements as of the date hereof;

     (g) to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under this Indenture; or

     (h)  to make any change not inconsistent with the terms of this Indenture.

          Upon the request of the Issuer accompanied by a resolution of its shareholders authorizing the execution of any such amended or supplemental Indenture or amendments to the other Financing Documents, and upon receipt by the Trustee of the documents described in Section 6.02 hereof (other than in connection with a request to enter into an amendment or supplement in connection with the issuance of Additional Notes), the Trustee and the Collateral Agent shall join with the Issuer and the Guarantors in the execution of any amended or supplemental Indenture and any amendment to any of the other Financing Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental Indenture or amendments to the Financing Documents that affects its own rights, duties, immunities, or indemnities under this Indenture or otherwise.

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Section 8.02.  With Consent of Holders of Senior Secured Notes.

          Except as provided below in this Section 8.02, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture (including Section 4.14 hereof), the Guarantees, the other Financing Documents and the Senior Secured Notes may be amended or supplemented with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Secured Notes), and, subject to Sections 5.04 and 5.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Secured Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees, the other Financing Documents or the Senior Secured Notes may be waived with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Secured Notes). Without the consent of at least 75% in principal amount of the Senior Secured Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Secured Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 9 hereof that adversely affects the rights of any Holder of Senior Secured Notes. Section
2.08 and Section 8.06 hereof shall determine which Senior Secured Notes are considered to be "outstanding" for purposes of this Section 8.02.

          Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Secured Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture and amendments to the other Financing Documents unless such amended or supplemental Indenture or amendments to the Financing Documents directly affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture or such amendments.

          It shall not be necessary for the consent of the Holders of Senior Secured Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Senior Secured Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver or amendments to the Financing Documents. Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Secured Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Senior Secured Notes. However, without the consent of all Holders of Outstanding Notes, an amendment or waiver under this
Section 8.02 may not (with respect to any Senior Secured Notes held by a non-consenting Holder) modify:

     (a) the principal, premium, if any, and interest payable upon the Senior Secured Notes;

     (b) the dates on which interest or principal on any Senior Secured Notes is paid;

     (c)  the dates of maturity of any Senior Secured Notes; and

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     (d)  the procedures for amendment by a supplemental indenture or amendment.

          Notwithstanding anything in this Section 8.02, the provisions in
Section 3.09 relating to a Change of Control and the related definitions as used therein may be amended by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes.

Section 8.03.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Secured Note is a continuing consent by the Holder of a Senior Secured Note and every subsequent Holder of a Senior Secured Note or portion of a Senior Secured Note that evidences the same debt as the consenting Holder's Senior Secured Note, even if notation of the consent is not made on any Senior Secured Note. However, any such Holder of a Senior Secured Note or subsequent Holder of a Senior Secured Note may revoke the consent as to its Senior Secured Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 8.04.  Notation on or Exchange of Senior Secured Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Secured Note thereafter authenticated. The Issuer in exchange for all Senior Secured Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Secured Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Senior Secured Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05.  Trustee to Sign Amendments, etc.

          The Trustee and the Collateral Agent shall sign any amended or supplemental Indenture and amendments to the other Financing Documents authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of
the Trustee.   The Issuer may not sign an amendment or supplemental Indenture until the Guarantors approve it. In executing any amended or supplemental indenture or in executing any amendment or modification contemplated by Section
8.07 hereof, or amendments to the other Financing Documents, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 6.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment to the other Financing Documents is authorized or permitted by this Indenture.

Section 8.06.  Additional Senior Secured Notes.

          In the event the Issuer incurs the Permitted Indebtedness in the form of Additional Senior Secured Notes, whether issued pursuant to this Indenture or a separate indenture, the holders of the Senior Secured Notes and the holders of Additional Senior Secured Notes shall be treated as one class for all purposes (including voting with respect to the exercise of remedies in the event of an Event of Default). Notwithstanding anything to the contrary in this Indenture, the Issuer and on the Trustee may amend this Indenture or enter into an intercreditor agreement to implement such treatment.

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

Section 8.07.  Amendment Of Credit Agreements And Partnership Notes.

          The Issuer and the Trustee may, without the consent of or notice to the Senior Secured Note Holders, consent to any amendment or modification of the Credit Agreements or Partnership Notes (i) as permitted by the provisions of such Credit Agreements, Partnership Notes or this Indenture, (ii) to cure any ambiguity, defect or inconsistency (iii) to add additional rights in favor of the Issuer, or (iv) in connection with any amendment to the Credit Agreements or Partnership Notes where such amendment is required by a Rating Agency in circumstances where confirmation of the Ratings are required or permitted under this Indenture or the Credit Agreements. Except as described above, the Issuer, the Guarantors, the Trustee and the Collateral Agent shall not consent to any other amendment or modification of the Credit Agreements or Partnership Notes or grant any waiver or consent thereunder without the consent of the Required Holders. An amendment to a Credit Agreement or Partnership Note which changes the amounts of payments due thereunder (except in connection with the issuance of additional Senior Secured Notes in accordance with the limitations set forth in this Indenture as of the date hereof), the Person to whom such payments are to be made or the dates on which such payments are to be made shall not be made without the unanimous consent of the Holders.

                                  ARTICLE 9.
                                  GUARANTEES

Section 9.01.  Guarantee.

          Subject to this Article 9, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Secured Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of and interest on the Senior Secured Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Secured Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Secured Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Secured Notes and this Indenture.

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

          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders hereunder.

Section 9.02.  Limitation on Guarantor Liability.

          Each Guarantor, and by its acceptance of Senior Secured Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article 9 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 9, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03.  Execution and Delivery of Guarantee.

          To evidence its Guarantee set forth in Section 9.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit F shall be endorsed by an Officer of such Guarantor on each Senior Secured Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its General Partner.

          Each Guarantor hereby agrees that its Guarantee set forth in Section
9.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Senior Secured Note a notation of such Guarantee.

          If the Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Senior Secured Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

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

Section 9.04.  Guarantors May Consolidate, etc., on Certain Terms.

          No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

  (1) subject to Section 9.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Issuer) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Secured Notes, this Indenture and the Guarantee on the terms set forth herein or therein; and

  (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Senior Secured Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Senior Secured Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 hereof, and notwithstanding clauses
(1) and (2) above, nothing contained in this Indenture or in any of the Senior Secured Notes shall prevent any consolidation or merger of a Guarantor with or into another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 9.05.  Releases Following Sale of Assets.

          In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture. Upon delivery by the Issuer or a Guarantor to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer or a Guarantor in accordance with the applicable provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

          Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Senior Secured Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 9.

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

          The Guarantees are partially secured by the Deeds of Trust executed by the Guarantors, which may be foreclosed upon if an Event of Default has occurred and is continuing.

                                  ARTICLE 10.
                                 MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 10.02.  Notices.

          Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

          If to the Issuer and/or any Guarantor:


          Caithness Coso Funding Corp.
          c/o Caithness Energy, L.L.C.
          1114 Avenue of the Americas, 41st Floor
          New York, New York 10036
          Telecopier No.: (212) 921-9239
          Attention:  Christopher T. McCallion

          With a copy to:

          Riordan & McKenzie
          300 South Grand Avenue
          Twenty-Ninth Floor
          Los Angeles, CA 90071
          Telecopier No.: (213) 629-4824
          Attention: Thomas L. Harnsberger, Esq.

          If to the Trustee and Collateral Agent:

          U.S. Bank Trust National Association
          One California Street
          Fourth Floor
          San Francisco, California 94111
          Telecopier No.: (415) 273-4590
          Telephone No.: (415) 273-4580

          Attention: Corporate Trust REF: Corporate Trust REF: Account #95463660

          If to Moody's:

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          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York 10007
          Telecopier No.: (212) 553-0468
          Telephone No.: (212) 553-7822
          Attention: Corporate Utilities Department

          If to S&P:

          Standard & Poor's Rating Group
          25 Broadway
          New York, New York 10004
          Telecopier No.: (212) 208-8946
          Telephone No.: (212) 208-1651
          Attention: Corporate Finance Department Electric Utilities Group

          If to Duff & Phelps:

          Duff & Phelps Rating Company
          55 E. Monroe
          Suite 3500
          Chicago, IL 60603
          Telecopier No. (312) 368-3155
          Telephone No. (312) 606-2329
          Attention: John Kunkle

          The Issuer, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

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

Section 10.03. Communication by Holders of Senior Secured Notes with Other Holders of Senior Secured Notes.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Senior Secured Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 10.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

  (a) an Officers' Certificate (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

  (b) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

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

Section 10.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

          No past, present or future director, officer, employee, incorporator, management committee, stockholder or partner of the Issuer or any Guarantor, as such, or any manager, director, officer, employee, incorporator, stockholder, partner, management committee, or member of any partner of any Guarantor, as such, shall have any liability for any obligations of the Issuer or such Guarantor under the Senior Secured Notes, the Guarantees, this Indenture, any Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes.

Section 10.08.  Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SECURED NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 10.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or Indebtedness agreement of the Issuer or its Affiliates or of any other Person. Any such indenture, loan or Indebtedness agreement may not be used to interpret this Indenture.

Section 10.10.  Successors.

          All agreements of the Issuer in this Indenture and the Senior Secured Notes shall bind its successors. All agreements of Guarantors in this Indenture shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11.  Severability.

          In case any provision in this Indenture or in the Senior Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13.  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES:



                              CAITHNESS COSO FUNDING CORP.,
                              a Delaware corporation


                              By: /s/ Christopher T. McCallion
                                 -----------------------------
                                 Name: Christoper T. McCallion
                                 Its: Executive Vice President



                              COSO FINANCE PARTNERS,
                              a California general partnership

                              By:  New CLOC Company, LLC,
                                   a Delaware limited liability company,
                                   its Managing General Partner


                                   By: /s/ Christopher T. McCallion
                                       ----------------------------
                                       Christopher T. McCallion
                                       Executive Vice President

                              By:  ESCA, LLC,
                                   a Delaware limited liability company,
                                   its General Partner


                                   By: /s/ Christopher T. McCallion
                                       ----------------------------
                                       Christopher T. McCallion
                                       Executive Vice President

                              COSO ENERGY DEVELOPERS,
                              a California general partnership


                              By:  New CHIP Company, LLC,
                                   a Delaware limited liability company,
                                   its Managing General Partner


                                   By: /s/ Christopher T. McCallion
                                       ----------------------------
                                       Christopher T. McCallion
                                       Executive Vice President


                              By:  Caithness Coso Holdings, LLC,
                                   a Delaware limited liability company,
                                   its General Partner


                                   By: /s/ Christopher T. McCallion
                                       ----------------------------
                                       Christopher T. McCallion
                                       Executive Vice President

                              COSO POWER DEVELOPERS

                              By:  New CTC Company, LLC,
                                   a Delaware limited liability company,
                                   its Managing General Partner


                                   By: /s/ Christopher T. McCallion
                                       ----------------------------
                                       Christopher T. McCallion
                                       Executive Vice President


                              By:  Caithness Navy II Group, LLC,
                                   a Delaware limited liability company
                                   its General Partner


                                   By: /s/ Christopher T. McCallion
                                       ----------------------------
                                       Christopher T. McCallion
                                       Executive Vice President


                              U.S. BANK TRUST NATIONAL ASSOCIATION,
                              as Trustee and Collateral Agent


                              By:  /s/ Judy P. Manansala
                                   -----------------------
                                   Name: Judy P. Manansala
                                   its: Trust Officer

                                  EXHIBIT A-1
                             (Face of Global Note)

================================================================================


                                                            CUSIP/CINS 128017AA8


                      6.80% Senior Secured Notes due 2001


No.__                                                            $____________

                         Caithness Coso Funding Corp.

promises to pay to Cede & Co., or registered assigns, the principal sum of
______________
Dollars in accordance with Paragraph 1 herein.

Principal Payment Dates: June 15 and December 15 (commencing December 15, 1999)

Interest Payment Dates: June 15 and December 15 (commencing December 15, 1999)

Record Dates: June 1 and December 1

Additional provisions are set forth on
the other side of this Senior Secured Note.

                                        Dated:

                                        Caithness coso Funding Corp.

                                        By:_____________________________
                                           Name:
                                           Title:


This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. Bank Trust National Association,
as Trustee
By:__________________________________
   Name:

================================================================================

                                     A1-1

                                 (Back of Note)

                      6.80% Senior Secured Notes due 2001

[Insert the Global Note legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement legend, if applicable, pursuant to the provisions of the Indenture]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Principal and Interest. Caithness Coso Funding Corp., a Delaware corporation (the "Issuer"), promises to pay the principal of this 2001 Note in
                  ------
the manner described in Section 4.01 of the Indenture dated as of May 28, 1999 (as amended or supplemented from time to time, the "Indenture") among the Issuer, the Guarantors on the signature pages thereto (the "Guarantors"), and
                                                            ----------
U.S. Bank Trust National Association, as trustee (the "Trustee") and as
                                                       -------
collateral agent (the "Collateral Agent").  The Issuer also promises to pay
                       ----------------
interest on the principal amount of this 2001 Note at 6.80% per annum from the date of issuance until maturity. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year (the "Interest Payment Date"),
                                                      ---------------------
or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the 2001 Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1999. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Issuer will pay principal on the 2001 Notes to the Persons who are registered Holders of 2001 Notes at the close of business on the June 1 and December 1 next preceding the relevant payment date for principal, even if such 2001 Notes are canceled after such record date and on or before such payment date for principal. The Issuer will pay interest on the 2001 Notes (except defaulted interest) to the Persons who are registered Holders of the 2001 Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such 2001 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 2001 Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying

                                     A1-1

Agent or Registrar without notice to any Holder. The Issuer or any of its Affiliates may act in any such capacity.

     4. Indenture. The Issuer issued the 2001 Notes under the Indenture and the terms of the 2001 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The 2001 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Secured Notes are general, unsecured obligations of the Issuer limited to $413 million in aggregate principal amount.

     5.   Optional Redemption.


     (a)  The 2001 Notes are not redeemable at the option of the Issuer.

     6. Mandatory Redemption. The Senior Secured Notes will be subject to mandatory redemption, in whole or in part, ratably among each series at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date, (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by a Coso Partnership if the applicable Coso Partnership determines that (i) the affected Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the applicable Coso Partnership determines not to rebuild, repair or restore the affected Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or (ii) only a portion of the affected Project is capable of being rebuilt, repaired or restored, in which case if excess proceeds exist after such rebuild, repair, or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption, (b) upon the receipt by the applicable Coso Partnership of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Coso Partnerships will be subject to as a result of the Title Event,
(c) upon the receipt by the Coso Partnerships of net proceeds in excess of $5.0 million realized in connection with a Permitted Power Contract Buy-Out, or $10.0 million, when aggregated with all previous Permitted Power Contract Buy-Outs, in which case the amount of all proceeds associated with such Permitted Power Contract Buy-Outs shall be made available for such redemption, unless each of the Rating Agencies confirm that a Rating Downgrade will not occur if no redemption is made with such proceeds and (d) the receipt by the Coso Partnerships of proceeds received in connection with a termination of the Navy Contract under Section VIII(2) of the Navy Contract (P00004 Modification dated October 9, 1983).

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. The Trustee shall promptly notify the Issuer in writing of the 2001 Notes selected for redemption and, in the case of any 2001 Note selected for partial redemption, the principal amount thereof to be redeemed. 2001 Notes and portions of 2001 Notes selected shall be in denominations of $100,000 and integral multiples of $1,000; except that if all of the 2001 Notes of a Holder are to be redeemed, the entire outstanding amount of 2001 Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to 2001 Notes called for redemption also apply to portions of 2001 Notes called for redemption.

     8. Denominations, Transfer, Exchange. The 2001 Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer

                                     A1-2
of the 2001 Notes may be registered and 2001 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2001 Notes or portion of a 2001 Note selected for redemption, except for the unredeemed portion of any 2001 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2001 Notes for a period of 15 days before a selection of the 2001 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. Persons Deemed Owners. The registered Holder of a 2001 Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the 2001 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 2001 Notes and any existing default or compliance with any provision of the Indenture, the Guarantees or the 2001 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Secured Notes. Without the consent of any Holder of a 2001 Note, the Indenture, the Guarantees or the 2001 Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to add additional covenants of the Issuer or to surrender rights conferred upon the Issuer, to increase the assets securing the Issuer's obligations under this Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Secuirites and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes and other Senior Indebtedness and Permitted Guarantor Indebtedness in accordance with the limitations set forth in the Indenture, to make any change not in consistent with the terms of the Indenture or to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under this Indenture.

     11. Defaults and Remedies. Events of Default include: (i) failure to pay any principal, interest or other amounts owed on any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 10 days or more following the due date for payment; (ii) a Credit Agreement Event of Default or a Guarantee Event of Default has occurred and is continuing; (iii) any representation or warranty made by the Issuer in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of the Issuer proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; provided that, if the Issuer commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, the Issuer may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as the Issuer is diligently pursuing such cure; (iv) the Issuer fails to perform or observe any covenant or agreement contained in the Indenture regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, guarantees, disposition of assets, amendments to the Credit Agreements or Partnership Notes or taking of actions thereunder as directed by the Required Holders, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; (v) the Issuer fails to perform or observe any of its covenants contained in the Indenture (other than those contained in (iv)

                                     A1-3
above) and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee of such failure; provided that if the Issuer commences and diligently pursues efforts to cure such default within such 30-day period, the Issuer may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 90 days so long as the Issuer is diligently pursuing such cure; (vi) certain events involving the bankruptcy, insolvency, receivership or reorganization of the Issuer described in Section 5.01(f) of the Indenture; (vii) any Pledge Agreement ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted under any Pledge Agreement such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer has 10 days after a Responsible Officer of the Issuer obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; (viii) any event of default under any Permitted Indebtedness of Issuer which results in Permitted Indebtedness in excess of $2.5 million becoming due and payable prior to its stated maturity. If an Event of Default (other than bankruptcy or insolvency) relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 25% in aggregate principal amount of the Outstanding Notes directing the Trustee, in writing, to accelerate the maturity of the Senior Secured Notes unless Holders of more than 75% in aggregate principal amount of the Outstanding Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable immediately. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

     13. No Recourse Against Others. A past, present or future director, officer, employee, incorporator, management committee, stockholder or partner of the Issuer or any Guarantor, as such, or any manager, director, officer, employee, incorporator, management committee, partner, stockholder, or member of any partner of any Guarantor, as such, shall not have any liability for any obligations of the Issuer or such Guarantor under the Senior Secured Notes, the Guarantees, the Indenture, any Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes.

     14. Authentication. This 2001 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                     A1-4

     16   CUSIP Numbers.  Pursuant to a recommendation promulgated by the
Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 2001 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2001 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Caithness Coso Funding Corp.
               c/o Caithness Energy, L.L.C.
               1114 Avenue of the Americas, 41st Floor
               New York, New York 10036
               Telecopier No.: (212) 921-9239
               Attention:  Christopher T. McCallion

                                     A1-5

                                Assignment Form

To assign this 2001 Note, fill in the form below:  For value received (I) or
(we) assign and transfer this 2001 Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

to transfer this 2001 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                       Your Signature:_____________________________________
                                           (Sign exactly as your name appears on
                                                 the 2001 Note)

                            Tax Identification No:______________________________




Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program

                                     A1-6

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                        Amount of       Amount of increase    Principal Amount
                       decrease in         in Principal        of this Global        Signature of
                     Principal Amount         Amount           Note following     authorized officer
                         of this              of this         such decrease (or     of Trustee or
Date of Exchange       Global Note          Global Note           increase)           Custodian
----------------       -----------          -----------           ---------           ---------

_____________________

/1/ This should be included only if the Note is issued in global form.

                                     A1-7

                                  EXHIBIT A-2
                 (Face of Regulation S Temporary Global Note)
================================================================================

                                                            CUSIP/CINS U12295AA6

                      6.80% Senior Secured Notes due 2001


No.__                                                               U.S. $______

                         Caithness Coso Funding Corp.

promises to pay to Cede & Co., or registered assigns, the principal sum of _______________ Dollars in accordance with Paragraph 1 herein.

Principal Payment Dates: June 15 and December 15 (commencing December 15, 1999)

Interest Payment Dates: June 15 and December 15 (commencing December 15, 1999)

Record Dates: June 1 and December 1

                                        Dated:

                                        Caithness Coso Funding Corp.

                                        By:_________________________
                                           Name:
                                           Title:


This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. Bank Trust National Association,
as Trustee
By: ______________________________

================================================================================

                                     A2-1

                 (Back of Regulation S Temporary Global Note)

                      6.80% Senior Secured Notes due 2001

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY AGENT (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER."

THIS SENIOR SECURED NOTE AND THE GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SENIOR SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS SENIOR SECURED NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144(A), (b) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY

                                     A2-2

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Principal and Interest. Caithness Coso Funding Corp., a Delaware corporation (the "Issuer"), promises to pay the principal of this 2001 Note in
                  ------
the manner described in Section 4.01 of the Indenture dated as of May 28, 1999 (as amended or supplemented from time to time, the "Indenture") among the
                                                    ---------
Issuer, the Guarantors on the signature pages thereto (the "Guarantors"), and
                                                            ----------
U.S. Bank Trust National Association, as trustee (the "Trustee") and as
                                                       -------
collateral agent (the "Collateral Agent").  The Issuer also promises to pay
                       ----------------
interest on the principal amount of this 2001 Note at 6.80% per annum from the date of issuance until maturity. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year (the "Interest Payment Date"),
                                                      ---------------------
or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the 2001 Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1999. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Issuer will pay principal on the 2001 Notes to the Persons who are registered Holders of 2001 Notes at the close of business on June 1 or December 1 next preceding the relevant payment date for principal, even if such 2001 Notes are canceled after such record date and on or before such payment date for principal. The Issuer will pay interest on the 2001 Notes (except defaulted interest) to the Persons who are registered Holders of the 2001 Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such 2001 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The 2001 Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying

                                     A2-3

Agent or Registrar without notice to any Holder. The Issuer or any of its Affiliates may act in any such capacity.

     4. Indenture. The Issuer issued the 2001 Notes under the Indenture and the terms of the 2001 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The 2001 Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Secured Notes are general, unsecured obligations of the Issuer limited to $413 million in aggregate principal amount.

     5.   Optional Redemption.


     (a)  The 2001 Notes are not redeemable at the option of the Issuer.

     6. Mandatory Redemption. The Senior Secured Notes will be subject to mandatory redemption, in whole or in part, ratably among each series at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date, (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by a Coso Partnership if the applicable Coso Partnership determines that (i) the affected Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the applicable Coso Partnership determines not to rebuild, repair or restore the affected Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or (ii) only a portion of the affected Project is capable of being rebuilt, repaired or restored, in which case if excess proceeds exist after such rebuild, repair, or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption, (b) upon the receipt by the applicable Coso Partnership of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Coso Partnerships will be subject to as a result of the Title Event,
(c) upon the receipt by the Coso Partnerships of net proceeds in excess of $5.0 million realized in connection with a Permitted Power Contract Buy-Out, or $10.0 million, when aggregated with all previous Permitted Power Contract Buy-Outs, in which case the amount of all proceeds associated with such Permitted Power Contract Buy-Outs shall be made available for such redemption, unless each of the Rating Agencies confirm that a Rating Downgrade will not occur if no redemption is made with such proceeds and (d) the receipt by the Coso Partnerships of proceeds received in connection with a termination of the Navy Contract under Section VIII(2) of the Navy Contract (P00004 Modification dated October 9, 1983).

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. The Trustee shall promptly notify the Issuer in writing of the 2001 Notes selected for redemption and, in the case of any 2001 Note selected for partial redemption, the principal amount thereof to be redeemed. 2001 Notes and portions of 2001 Notes selected shall be in denominations of $100,000 and integral multiples of $1,000; except that if all of the 2001 Notes of a Holder are to be redeemed, the entire outstanding amount of 2001 Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to 2001 Notes called for redemption also apply to portions of 2001 Notes called for redemption.

                                     A2-4

     8. Denominations, Transfer, Exchange. The 2001 Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of the 2001 Notes may be registered and 2001 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2001 Notes or portion of a 2001 Note selected for redemption, except for the unredeemed portion of any 2001 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2001 Notes for a period of 15 days before a selection of the 2001 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the 2001 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 2001 Notes and any existing default or compliance with any provision of the Indenture, the Guarantees or the 2001 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Secured Notes. Without the consent of any Holder of a 2001 Note, the Indenture, the Guarantees or the 2001 Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to add additional covenants of the Issuer or to surrender rights conferred upon the Issuer, to increase the assets securing the Issuer's obligations under this Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes and other Senior Indebtedness and Permitted Guarantor Indebtedness in accordance with the limitations set forth in the Indenture, to make any change not in consistent with the terms of the Indenture or to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under this Indenture.

     11. Defaults and Remedies. Events of Default include: (i) failure to pay any principal, interest or other amounts owed on any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 10 days or more following the due date for payment; (ii) a Credit Agreement Event of Default or a Guarantee Event of Default has occurred and is continuing; (iii) any representation or warranty made by the Issuer in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of the Issuer proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; provided that, if the Issuer commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, the Issuer may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as the Issuer is diligently pursuing such cure; (iv) the Issuer fails to perform or observe any covenant or agreement contained in the Indenture regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, guarantees, disposition of assets, amendments to the Credit

                                     A2-5

Agreements or Partnership Notes or taking of actions thereunder as directed by the Required Holders, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; (v) the Issuer fails to perform or observe any of its covenants contained in the Indenture (other than those contained in (iv) above) and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee of such failure; provided that if the Issuer commences and diligently pursues efforts to cure such default within such 30-day period, the Issuer may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 90 days so long as the Issuer is diligently pursuing such cure; (vi) certain events involving the bankruptcy, insolvency, receivership or reorganization of the Issuer described in Section 5.01(f) of the Indenture; (vii) any Pledge Agreement ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted under any Pledge Agreement such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer has 10 days after a Responsible Officer of the Issuer obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; (viii) any event of default under any Permitted Indebtedness of Issuer which results in Permitted Indebtedness in excess of $2.5 million becoming due and payable prior to its stated maturity. If an Event of Default (other than bankruptcy or insolvency) relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 25% in aggregate principal amount of the Outstanding Notes directing the Trustee, in writing, to accelerate the maturity of the Senior Secured Notes unless Holders of more than 75% in aggregate principal amount of the Outstanding Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable immediately. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

     13. No Recourse Against Others. A past, present or future director, officer, employee, incorporator, management committee, stockholder or partner of the Issuer or any Guarantor, as such, or any manager, director, officer, employee, incorporator, management committee, partner, stockholder, or member of any partner of any Guarantor, as such, shall not have any liability for any obligations of the Issuer or such Guarantor under the Senior Secured Notes, the Guarantees, the Indenture, any Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes.

     14. Authentication. This 2001 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                                     A2-6

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 2001 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2001 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Caithness Coso Funding Corp.
               c/o Cathness Energy, L.L.C.
               1114 Avenue of the Americas, 41st Floor
               New York, New York 10036
               Telecopier No.: (212) 921-9239
               Attention: Christopher T. McCallion

                                     A2-7

                                Assignment Form

To assign this 2001 Note, fill in the form below: for value received (I) or (we) assign and transfer this 2001 Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this 2001 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                   Your Signature:_________________________________________
                                       (Sign exactly as your name appears on the 2001 Note)

                        Tax Identification No:__________________________________



Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program.

                                     A2-8

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

          The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                        Amount of       Amount of increase    Principal Amount
                       decrease in         in Principal        of this Global        Signature of
                     Principal Amount         Amount           Note following     authorized officer
                         of this              of this         such decrease (or     of Trustee or
Date of Exchange       Global Note          Global Note           increase)           Custodian
----------------       -----------          -----------           ---------           ---------

                                     A2-9

                                  EXHIBIT B-1
                                (Face of Note)

================================================================================



                                                            CUSIP/CINS 128017AD2

                      9.05% Senior Secured Notes due 2009


No.__                                                                $__________

                         Caithness Coso Funding Corp.

promises to pay to Cede & Co., or registered assigns, the principal sum of _______________ Dollars in accordance with Paragraph 1 herein.

Principal Payment Date: June 15 and December 15 (commencing June 15, 2002)

Interest Payment Dates: June 15 and December 15 (commencing December 15, 1999)

Record Dates: June 1 and December 1

Additional provisions are set forth on the other side of this Senior Secured Note.

                                        Dated:

                                        Caithness coso Funding Corp.

                                        By:_____________________________________
                                           Name:
                                           Title:


This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. Bank Trust National Association
as Trustee
By:__________________________________
   Name:

================================================================================

                                     B1-1

                                (Back of Note)

                      9.05% Senior Secured Notes due 2009

[Insert the Global Note legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement legend, if applicable, pursuant to the provisions of the Indenture]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Principal and Interest. Caithness Coso Funding Corp., a Delaware corporation (the "Issuer"), promises to pay the principal of this 2009 Note in
                  ------
the manner described in Section 4.01 of the Indenture dated as of May 28, 1999 (as amended or supplemented from time to time, the "Indenture") among the
                                                    ---------
Issuer, the Guarantors on the signature pages thereto (the "Guarantors"), and
                                                            ----------
U.S. Bank Trust National Association, as trustee (the "Trustee") and as
                                                       -------
collateral agent (the "Collateral Agent").  The Issuer also promises to pay
                       ----------------
interest on the principal amount of this 2009 Note at 9.05% per annum from the date of issuance until maturity. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year (the "Interest Payment Date"),
                                                      ---------------------
or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the 2009 Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1999. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Issuer will pay principal on the 2009 Notes to the Persons who are registered Holders of 2009 Notes at the close of business on the June 1 or December 1 next preceding the relevant payment date for principal, even if such 2009 Notes are canceled after such record date and on or before such payment date for principal; provided that the Issuer shall not commence the payment of principal on the 2009 Notes until June 15, 2002. The Issuer will pay interest on the 2009 Notes (except defaulted interest) to the Persons who are registered Holders of the 2009 Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such 2009 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                     B1-2

     3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Affiliates may act in any such capacity.

     4. Indenture. The Issuer issued the 2009 Notes under the Indenture and the terms of the 2009 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Secured Notes are general, unsecured obligations of the Issuer limited to $413 million in aggregate principal amount.

     5.   Optional Redemption.

          (a) The Senior Secured Notes will be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of 2009 Notes, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an
                                                  ----------------
amount equal to the greater of (i) 100% of the principal amount of such 2009 Note and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the 2009 Note or portions thereof called for redemption.

     6. Mandatory Redemption. The Senior Secured Notes will be subject to mandatory redemption, in whole or in part, ratably among each series at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date, (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by a Coso Partnership if the applicable Coso Partnership determines that (i) the affected Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the applicable Coso Partnership determines not to rebuild, repair or restore the affected Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or (ii) only a portion of the affected Project is capable of being rebuilt, repaired or restored, in which case if excess proceeds exist after such rebuild, repair, or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption, (b) upon the receipt by the applicable Coso Partnership of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Coso Partnerships will be subject to as a result of the Title Event,
(c) upon the receipt by the Coso Partnerships of net proceeds in excess of $5.0 million realized in connection with a Permitted Power Contract Buy-Out, or $10.0 million, when aggregated with all previous Permitted Power Contract Buy-Outs, in which case the amount of all proceeds associated with such Permitted Power Contract Buy-Outs shall be made available for such redemption, unless each of the Rating Agencies confirm that a Rating Downgrade will not occur if no redemption is made with such proceeds and (d) the receipt by the Coso Partnerships of proceeds received in connection with a termination of the Navy Contract under Section VIII(2) of the Navy Contract (P00004 Modification dated October 9, 1983).

                                     B1-3

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. The Trustee shall promptly notify the Issuer in writing of the 2009 Notes selected for redemption and, in the case of any 2009 Note selected for partial redemption, the principal amount thereof to be redeemed. 2009 Notes and portions of 2009 Notes selected shall be in denominations of $100,000 and integral multiples of $1,000; except that if all of the 2009 Notes of a Holder are to be redeemed, the entire outstanding amount of 2009 Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to 2009 Notes called for redemption also apply to portions of 2009 Notes called for redemption.

     8. Denominations, Transfer, Exchange. The 2009 Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of the 2009 Notes may be registered and 2009 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2009 Notes or portion of a 2009 Note selected for redemption, except for the unredeemed portion of any 2009 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2009 Notes for a period of 15 days before a selection of the 2009 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. Persons Deemed Owners. The registered Holder of a 2009 Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the 2009 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 2009 Notes and any existing default or compliance with any provision of the Indenture, the Guarantees or the 2009 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Secured Notes. Without the consent of any Holder of a 2009 Note, the Indenture, the Guarantees or the 2009 Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to add additional covenants of the Issuer or to surrender upon the Issuer, to increase the assets securing the Issuer's obligations under this Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Secuirites and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes and other Senior Indebtedness and Permitted Guarantor Indebtedness in accordance with the limitations set forth in the Indenture, to make any change not in consistent with the terms of the Indenture or to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under this Indenture.

     11. Defaults and Remedies. Events of Default include: (i) failure to pay any principal, interest or other amounts owed on any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 10 days or more following the due date for payment; (ii) a Credit Agreement Event of Default or a Guarantee Event of Default has occurred and is continuing; (iii) any representation or warranty made by the Issuer in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document

                                     B1-4
furnished to the Trustee or any other Person by or on behalf of the Issuer proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; provided that, if the Issuer commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, the Issuer may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as the Issuer is diligently pursuing such cure; (iv) the Issuer fails to perform or observe any covenant or agreement contained in the Indenture regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, guarantees, disposition of assets, amendments to the Credit Agreements or Partnership Notes or taking of actions thereunder as directed by the Required Holders, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; (v) the Issuer fails to perform or observe any of its covenants contained in the Indenture (other than those contained in (iv) above) and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee of such failure; provided that if the Issuer commences and diligently pursues efforts to cure such default within such 30-day period, the Issuer may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 90 days so long as the Issuer is diligently pursuing such cure; (vi) certain events involving the bankruptcy, insolvency, receivership or reorganization of the Issuer described in Section 5.01(f) of the Indenture; (vii) any Pledge Agreement ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted under any Pledge Agreement such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer has 10 days after a Responsible Officer of the Issuer obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; (viii) any event of default under any Permitted Indebtedness of Issuer which results in Permitted Indebtedness in excess of $2.5 million becoming due and payable prior to its stated maturity. If an Event of Default (other than bankruptcy or insolvency) relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 25% in aggregate principal amount of the Outstanding Notes directing the Trustee, in writing, to accelerate the maturity of the Senior Secured Notes unless Holders of more than 75% in aggregate principal amount of the Outstanding Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable immediately. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

                                     B1-5

     13. No Recourse Against Others. A past, present or future director, officer, employee, incorporator, management committee, stockholder or partner of the Issuer or any Guarantor, as such, or any manager, director, officer, employee, incorporator, management committee, partner, stockholder, or member of any partner of any Guarantor, as such, shall not have any liability for any obligations of the Issuer or such Guarantor under the Senior Secured Notes, the Guarantees, the Indenture, any Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes.

     14. Authentication. This 2009 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16   CUSIP Numbers.  Pursuant to a recommendation promulgated by the
Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 2009 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2009 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Caithness Coso Funding Corp.
          c/o Caithness Energy, L.L.C.
          1114 Avenue of the Americas, 41st Floor
          New York, New York  10036
          Telecopier No.: (212) 921-9239
          Attention:  Christopher T. McCallion

                                     B1-6

                                Assignment Form

To assign this 2009 Note, fill in the form below: For value received (I) or (we) assign and transfer this 2009 Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this 2009 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                      Your Signature:________________________________
                                          (Sign exactly as your name appears on
                                                  the 2009 Note)

                           Tax Identification No:_______________________________




Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program

                                     B1-7

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                        Amount of         Amount of increase       Principal Amount
                       decrease in           in Principal           of this Global         Signature of
                     Principal Amount           Amount              Note following      authorized officer
                         of this               of this             such decrease (or      of Trustee or
Date of Exchange       Global Note           Global Note               increase)            Custodian
----------------     ---------------     ------------------        -----------------    ------------------



_____________________
/1/This should be included only if the Note is issued in global form.

                                     B1-8

                                  EXHIBIT B-2
                 (Face of Regulation S Temporary Global Note)
================================================================================

                                                            CUSIP/CINS U12295AB4

                      9.05% Senior Secured Notes due 2009


No.__                                              U.S.$________

                         Caithness Coso Funding Corp.

promises to pay to Cede & Co., or registered assigns, the principal sum of______ Dollars in accordance with Paragraph 1 herein.

Principal Payment Dates: June 15 and December 15 (commencing December 15, 2002)

Interest Payment Dates: June 15 and December 15 (commencing December 15, 1999)

Record Dates: June 1 and December 1

                                             Dated:

                                             Caithness Coso Funding Corp.

                                             By:___________________________
                                                Name:
                                                Title:

This is one of the Global Notes referred to in the within-mentioned Indenture:


U.S. Bank Trust National Association,
as Trustee
By: ______________________________


================================================================================

                                     B2-1

                  (Back of Regulation S Temporary Global Note)

                      9.05% Senior Secured Notes due 2009

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS SENIOR SECURED NOTE AND THE GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SENIOR SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS SENIOR SECURED NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144(A), (b) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN
(A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Principal and Interest. Caithness Coso Funding Corp., a Delaware corporation (the "Issuer"), promises to pay the principal of this 2009 Note in
                  ------
the manner described in Section 4.01 of the Indenture dated as of May 28, 1999 (as amended or supplemented from time to time, the "Indenture")
                                                    ---------

                                     B2-2
among the Issuer, the Guarantors on the signature pages thereto (the "Guarantors"), and U.S. Bank Trust National Association, as trustee (the
 ----------
"Trustee") and as collateral agent (the "Collateral Agent"). The Issuer also
 -------                                 ----------------
promises to pay interest on the principal amount of this 2009 Note at 9.05% per annum from the date of issuance until maturity. The Issuer shall pay interest semi-annually in arrears on June 15 and December 15 of each year (the "Interest
                                                                       --------
Payment Date"), or if any such day is not a Business Day, on the next succeeding
------------
Business Day. Interest on the 2009 Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1999. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Issuer will pay principal on the 2009 Notes to the Persons who are registered Holders of 2009 Notes at the close of business on the June 1 or December 1 next preceding the relevant payment date for principal, even if such 2009 Notes are canceled after such record date and on or before such payment date for principal; provided that the Issuer shall not commence the payment of principal on the 2009 Notes until June 15, 2002 . The Issuer will pay interest on the 2009 Notes (except defaulted interest) to the Persons who are registered Holders of the 2009 Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such 2009 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Affiliates may act in any such capacity.

     4. Indenture. The Issuer issued the 2009 Notes under the Indenture and the terms of the 2009 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Secured Notes are general, unsecured obligations of the Issuer limited to $413 million in aggregate principal amount.

                                     B2-3

     5. Optional Redemption. The 2009 Notes will be redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of 2009 Notes, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an
                                                  ----------------
amount equal to the greater of (i) 100% of the principal amount of such 2009 Note and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the 2009 Note or portions thereof called for redemption.

     6. Mandatory Redemption. The Senior Secured Notes will be subject to mandatory redemption, in whole or in part, ratably among each series at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date, (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by a Coso Partnership if the applicable Coso Partnership determines that (i) the affected Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the applicable Coso Partnership determines not to rebuild, repair or restore the affected Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or (ii) only a portion of the affected Project is capable of being rebuilt, repaired or restored, in which case if excess proceeds exist after such rebuild, repair, or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption, (b) upon the receipt by the applicable Coso Partnership of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Coso Partnerships will be subject to as a result of the Title Event,
(c) upon the receipt by the Coso Partnerships of net proceeds in excess of $5.0 million realized in connection with a Permitted Power Contract Buy-Out, or $10.0 million, when aggregated with all previous Permitted Power Contract Buy-Outs, in which case the amount of all proceeds associated with such Permitted Power Contract Buy-Outs shall be made available for such redemption, unless each of the Rating Agencies confirm that a Rating Downgrade will not occur if no redemption is made with such proceeds and (d) the receipt by the Coso Partnerships of proceeds received in connection with a termination of the Navy Contract under Section VIII(2) of the Navy Contract (P00004 Modification dated October 9, 1983).

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. The Trustee shall promptly notify the Issuer in writing of the 2009 Notes selected for redemption and, in the case of any 2009 Note selected for partial redemption, the principal amount thereof to be redeemed. 2009 Notes and portions of 2009 Notes selected shall be in denominations of $100,000 and integral multiples of $1,000; except that if all of the 2009 Notes of a Holder are to be redeemed, the entire outstanding amount of 2009 Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to 2009 Notes called for redemption also apply to portions of 2009 Notes called for redemption.

     8. Denominations, Transfer, Exchange. The 2009 Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of the 2009 Notes may be registered and 2009 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate

                                     B2-4
endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2009 Notes or portion of a 2009 Note selected for redemption, except for the unredeemed portion of any 2009 Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2009 Notes for a period of 15 days before a selection of the 2009 Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     9. Persons Deemed Owners. The registered Holder of a 2009 Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the 2009 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 2009 Notes and any existing default or compliance with any provision of the Indenture, the Guarantees or the 2009 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Secured Notes. Without the consent of any Holder of a 2009 Note, the Indenture, the Guarantees or the 2009 Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to add additional covenants of the Issuer or to surrender rights conferred upon the Issuer, to increase the assets securing the Issuer's obligations under this Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes and other Senior Indebtedness and Permitted Guarantor Indebtedness in accordance with the limitations set forth in the Indenture, to make any change not inconsistent with the terms of the Indenture or to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under this Indenture.

     11. Defaults and Remedies. Events of Default include: (i) failure to pay any principal, interest or other amounts owed on any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 10 days or more following the due date for payment; (ii) a Credit Agreement Event of Default or a Guarantee Event of Default has occurred and is continuing; (iii) any representation or warranty made by the Issuer in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of the Issuer proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; provided that, if the Issuer commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, the Issuer may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as the Issuer is diligently pursuing such cure; (iv) the Issuer fails to perform or observe any covenant or agreement contained in the Indenture regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, guarantees, disposition of assets, amendments to the Credit Agreements or Partnership Notes or taking of actions thereunder as directed by the Required Holders, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee; (v) the Issuer fails to perform or observe any of its covenants contained in the Indenture (other than those contained in (iv)

                                     B2-5
above) and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Issuer receives notice thereof from the Trustee of such failure; provided that if the Issuer commences and diligently pursues efforts to cure such default within such 30-day period, the Issuer may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 90 days so long as the Issuer is diligently pursuing such cure; (vi) certain events involving the bankruptcy, insolvency, receivership or reorganization of the Issuer described in Section 5.01(f) of the Indenture; (vii) any Pledge Agreement ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted under any Pledge Agreement such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Issuer has 10 days after a Responsible Officer of the Issuer obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; (viii) any event of default under any Permitted Indebtedness of Issuer which results in Permitted Indebtedness in excess of $2.5 million becoming due and payable prior to its stated maturity. If an Event of Default (other than bankruptcy or insolvency) relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 25% in aggregate principal amount of the Outstanding Notes directing the Trustee, in writing, to accelerate the maturity of the Senior Secured Notes unless Holders of more than 75% in aggregate principal amount of the Outstanding Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable immediately. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

     13. No Recourse Against Others. A past, present or future director, officer, employee, incorporator, management committee, stockholder or partner of the Issuer or any Guarantor, as such, or any manager, director, officer, employee, incorporator, management committee, partner, stockholder, or member of any partner of any Guarantor, as such, shall not have any liability for any obligations of the Issuer or such Guarantor under the Senior Secured Notes, the Guarantees, the Indenture, any Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes.

     14. Authentication. This 2009 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                     B2-6

     16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 2009 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2009 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Caithness Coso Funding Corp.
          c/o Caithness Energy, L.L.C.
          1114 Avenue of the Americas, 41st Floor
          New York, New York  10036
          Telecopier No.: (212) 921-9239
          Attention:  Christopher T. McCallion

                                     B2-7

                                Assignment Form

To assign this 2009 Note, fill in the form below: For value received (I) or (we) assign and transfer this 2009 Note to

(Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this 2009 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                              Your Signature:______________________________
                                                  (Sign exactly as your name
                                                  appears on the 2009 Note)

                                   Tax Identification No:_______________________


Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program.

                                     B2-8

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

          The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:



                          Amount of          Amount of increase        Principal Amount
                         decrease in            in Principal            of this Global           Signature of
                       Principal Amount            Amount              Note following          authorized officer
                           of this                 of this            such decrease (or          of Trustee or
Date of Exchange         Global Note             Global Note              increase)                Custodian
----------------         -----------             -----------              --------                 ---------

                                     B2-9

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF TRANSFER

Caithness Coso Funding Corp.

c/o Caithness Energy, L.L.C.
1114 Avenue of the Americas, 41st Floor
New York, New York  10036
Telecopier No.: (212) 921-9239
Attention:  Christopher T. McCallion



[_________________]
[Address]


Re:    6.80% Senior Secured Notes Due 2001
       9.05% Senior Secured Notes Due 2009

          Reference is hereby made to the Indenture, dated as of ________, 1999 (the "Indenture"), among Caithness Coso Funding Corp. (the "Issuer"), as issuer,
      ---------                                             ------
Coso Finance Partners, Coso Energy Developers and Coso Power Developers (the "Guarantors"), as guarantors, and U.S. Bank Trust National Association, as
 ----------
trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Transferor") owns and proposes to transfer the
                                ----------
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"),
                                                                    --------
to  __________ (the "Transferee"), as further specified in Annex A hereto.  In
                     ----------
connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   [_] Check if Transferee will take delivery of a beneficial interest in the
         ----------------------------------------------------------------------
144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is
-----------------------------------------------------------
being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and,
                                                ---------- ---
accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   [_] Check if Transferee will take delivery of a beneficial interest in the
         ----------------------------------------------------------------------
Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive
--------------------------------------------------------------------------------
Note pursuant to Regulation S.  The Transfer is being effected pursuant to and
-----------------------------
in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note , the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.   [_] Check and complete if Transferee will take delivery of a beneficial
         -------------------------------------------------------------------
interest in a Global Note or a Definitive Note pursuant to any provision of the
-------------------------------------------------------------------------------
Securities Act other than Rule 144A or Regulation S.  The Transfer is being
---------------------------------------------------
effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

(b)  [_]  such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

(c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

(d) [_] such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Senior Secured Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.


4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                        ________________________________________
                                        [Insert Name of Transferor]

                                        By:_____________________________________
                                           Name:
                                           Title:
Dated:  __________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER
                       ----------------------------------

1.        The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)  [_]  a beneficial interest in the:


               (i)    [_]  144A Global Note (CUSIP _________), or

               (ii)   [_]  Regulation S Global Note (CUSIP _________), or

     (b)  [_]  a Restricted Definitive Note.


2.        After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a)  [_]  a beneficial interest in the:


               (i)    [_]  144A Global Note (CUSIP ________), or
               (ii)   [_]  Regulation S Global Note (CUSIP ________), or
               (iii)  [_]  Unrestricted Global Note (CUSIP ________); or

     (b)  [_]  a Restricted Definitive Note; or

     (c)  [_]  an Unrestricted Definitive Note,
          in accordance with the terms of the Indenture.

                                   EXHIBIT D
                        FORM OF CERTIFICATE OF EXCHANGE


Caithness Coso Funding Corp.
c/o Caithness Energy, L.L.C.
1114 Avenue of the Americas, 41st Floor
New York, New York  10036
Telecopier No.: (212) 921-9239
Attention:  Christopher T. McCallion



[_________________]
[Address]


Re:    6.80% Senior Secured Notes Due 2001
       9.05% Senior Secured Notes Due 2009

                             (CUSIP______________)


          Reference is hereby made to the Indenture, dated as of _______, 1999 (the "Indenture"), among Caithness Coso Funding Corp. (the "Issuer"), as issuer,
      ---------                                             ------
Coso Finance Partners, Coso Energy Developers and Coso Power Developers (the "Guarantors"), as guarantors, and U.S. Bank Trust National Association, as
 ----------
trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Note[s]
                              -----
or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with
                                                 --------
the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a)  [_] Check if Exchange is from beneficial interest in a Restricted
                   -------------------------------------------------------------
Global Note to beneficial interest in an Unrestricted Global Note.  In
-----------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on
                              --------------
transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  [_] Check if Exchange is from beneficial interest in a
                   --------------------------------------------------
Restricted Global Note to Unrestricted Definitive Note.  In connection with the
------------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  [_] Check if Exchange is from Restricted Definitive Note to
                   -------------------------------------------------------
beneficial interest in an Unrestricted Global Note.  In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  [_] Check if Exchange is from Restricted Definitive Note to
                   -------------------------------------------------------
Unrestricted Definitive Note.  In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

          (a)  [_] Check if Exchange is from beneficial interest in a Restricted
                   -------------------------------------------------------------
Global Note to Restricted Definitive Note.  In connection with the Exchange of
-----------------------------------------
the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)  [_] Check if Exchange is from Restricted Definitive Note to
                   -------------------------------------------------------
beneficial interest in a Restricted Global Note.  In connection with the
-----------------------------------------------
Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] "144A Global Note", "Regulation S Global Note", "IAI Global Note" with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.



                                   [Insert Name of Owner]

                                   By:__________________________________________
                                      Name:
                                      Title:
Dated:  __________, ____

                                   EXHIBIT E

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Caithness Coso Funding Corp.
c/o Caithness Energy, L.L.C.
1114 Avenue of the Americas, 41st
New York, New York  10036
Telecopier No.: (212) 921-9239
Attention:  Christopher T. McCallion



[_________________]
[Address]


Re:    6.80% Senior Secured Notes Due 2001
       9.05% Senior Secured Notes Due 2009

     Reference is hereby made to the Indenture, dated as of ________, 1999 (the "Indenture"), among Caithness Coso Funding Corp. (the "Issuer"), as issuer, Coso
 ---------                                             ------
Finance Partners, Coso Energy Developers, and Coso Power Developers (the "Guarantors"), as guarantors, and U.S. Bank Trust National Association, as
 ----------
trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       In connection with our proposed purchase of $____________ aggregate principal amount of:
          (a)  [_]  a beneficial interest in a Global Note, or

          (b)  [_]  a Definitive Note,

          we confirm that:

1. We understand that any subsequent transfer of the Senior Secured Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Secured Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").
      --------------

2. We understand that the offer and sale of the Senior Secured Notes have not been registered under the Securities Act, and that the Senior Secured Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Secured Notes or any interest therein, we will do so only
     (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Senior Secured Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Senior Secured Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Secured Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Secured Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Secured Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Senior Secured Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                        [Insert Name of Accredited Investor]


                                        By:_____________________________________
                                        Name:
                                        Title:

Dated: __________________, ____

                                   EXHIBIT F
                         FORM OF NOTATION OF GUARANTEE


          For value received, each Guarantor (which term includes any successor Person under the Indenture referred to herein) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of _______, 1999 (the "Indenture")
                                                                   ---------
among Caithness Coso Funding Corp. (the "Issuer"), as issuer, Coso Finance
                                         ------
Partners, Coso Energy Developers and Coso Power Developers (the "Guarantors"),
                                                                 ----------
as guarantors, and U.S. Bank Trust National Association (the "Trustee"), as
                                                              -------
trustee and collateral agent, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Senior Secured Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Senior Secured Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Senior Secured Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the provisions as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

                                        [Name of Guarantors]


                                        By:_____________________________________
                                        Name:
                                        Title:

                                        By:_____________________________________
                                        Name:
                                        Title:

                                   EXHIBIT G
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS


          Supplemental Indenture (this "Supplemental Indenture"), dated as of
                                        ----------------------
________________, among  __________________ (the "Guarantor"), Caithness Coso
                                                  ---------
Funding Corp. (the "Issuer"), the other Guarantors (as defined in the Indenture
                    ------
referred to herein) U.S. Bank Trust National Association, as trustee under the indenture referred to below (the "Trustee").
                                  -------

                              W I T N E S S E T H

          WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 28, 1999 providing for
                           ---------
the issuance of an aggregate principal amount of up to $110,000,000 million of 6.80% Senior Secured Notes due 2001 (the "2001 Notes"); and $303,000,000 million
                                          ----------
of 9.05% Senior Secured Notes due 2009 (the "2009 Notes," and together with the
                                             ----------
2001 Notes, the "Senior Secured Notes");
                 --------------------

          WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuer's Obligations under the Senior Secured Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and
                                            ---------

          WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Secured Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2.   Agreement to Guarantee.  The Guarantor hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Senior Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Secured Notes or the obligations of the Issuer hereunder or thereunder, that:

               (i) the principal of and interest on the Senior Secured Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Secured Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Senior Secured Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

     (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Secured Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

     (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Secured Notes and the Indenture.

     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (f) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
          Article 5 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

     (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

     (i) Pursuant to Section 9.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 9 of the Indenture shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

3 Execution and Delivery. Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

4.   Guarantor May Consolidate, Etc. on Certain Terms.

     (a) The Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

            (i) subject to Section 9.04 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Issuer) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Secured Notes, the Indenture and the Guarantee on the terms set forth herein or therein; and

            (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Senior Secured Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Senior Secured Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

     (c) Except as set forth in Articles 4 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Senior Secured Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

5.   Releases.

     (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 5.10 of the Indenture. Upon delivery by the Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

     (b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Senior Secured Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 9 of the Indenture.

6. No Recourse Against Others. A past, present or future director, officer, employee, incorporator, the management committee, stockholder or partner of the Issuer or any Guarantor, as such, or any manager, director, officer, employee, incorporator, the management committee, partner, stockholder, or member of any partner of any Guarantor, as such, shall not have any liability for any obligations of the Issuer or such Guarantor under the Senior Secured Notes, the Guarantees, this Indenture, any Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN
     SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuer.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

          Dated:  _______________, ____

                                             [GUARANTOR]

                                             By: _______________________________
                                             Name:
                                             Title:

                                             Caithness Coso Funding Corp.

                                             By: _______________________________
                                             Name:
                                             Title:

                                             [EXISTING GUARANTORS]

                                             By: _______________________________
                                             Name:
                                             Title

                                             U.S. Bank Trust National
                                             Association as Trustee

                                             By: _______________________________
                                             Name:
                                             Title:

                                   EXHIBIT H
                            SUBORDINATION PROVISIONS

          [NAME OF SUBORDINATED LENDER] (together with its successors and assigns, the "Subordinated Lender") hereby agrees for the benefit of the Secured
              -------------------
Parties that all [DESCRIBE SUBORDINATED LIABILITIES] (the "Subordinated
                                                           ------------
Obligations") are and shall be junior and subordinate to the extent and in the
-----------
manner set forth hereinafter, in right of payment to the prior indefeasible payment or satisfaction in full of all Senior Indebtedness. In furtherance thereof, each of the Secured Parties, the Collateral Agent and the Subordinated Lender further agrees that:


     a)        (i)    The Subordinated Lender shall not ask, demand, sue for,
          take or receive from the Issuer or any Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner (including without limitation, from or by way of the Collateral or any guarantee of payment or performance), payment of all or any of the Subordinated Obligations (A) unless and until the Senior Indebtedness shall have been paid or otherwise satisfied in full or
          (B) except to the extent of distributions permitted to be made from the Distribution Account under the Depositary Agreement. For the purposes of these provisions, the Senior Indebtedness shall not be deemed to have been paid or satisfied in full until those Senior Indebtedness shall have been indefeasibly so paid to the Secured Parties or so otherwise satisfied (after the passage of any relevant preference periods).

               (ii) Upon any distribution of all or any of the assets of the Issuer or any Guarantor to creditors of the Issuer or any Guarantor upon the dissolution, winding up, liquidation, arrangement, reorganization or composition of the Issuer or any Guarantor, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings or upon an assignment for the benefit of creditors or any other Issuer or any other marshalling of the assets and liabilities of the Issuer or any Guarantor or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations shall be paid or delivered directly to the Collateral Agent for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid or otherwise satisfied in full.

               (iii) Each of the Secured Parties may demand specific performance of these terms of subordination, whether or not the Issuer or any Guarantor shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Lender shall have failed to comply with any of such provisions applicable to it. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

               (iv) So long as any of the Senior Indebtedness shall remain unpaid or otherwise unsatisfied, the Subordinated Lender shall not commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to in subsection (ii) above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations.

               (v) Subject to the indefeasible payment or satisfaction in full of all of the Senior Indebtedness, the Subordinated Lender shall be subrogated to the rights of the Secured Parties to receive payments or distributions of assets of the Issuer or any Guarantor made on Senior Indebtedness until the Subordinated Obligations have been satisfied in full.

               The foregoing provisions regarding subordination are for the benefit of the Secured Parties and shall be enforceable by them directly against the Subordinated Lender, and no Secured Party shall be prejudiced in its right to enforce subordination of any of the Subordinated Obligations by any act or failure to act by either the Issuer or any Guarantor or anyone in custody of any of their respective assets or property. Notwithstanding anything to the contrary contained in the foregoing provisions, the Subordinated Lender may receive distributions in respect of the Subordinated Obligations from the Issuer or any Guarantor to the extent that such distributions are permitted pursuant to the Depositary Agreement.

          (b) So long as any Senior Indebtedness remains outstanding, the following provisions shall apply:

               (i) Subject to the terms of the Indenture and the Security Documents, the Collateral Agent, on behalf of the Secured Parties shall be permitted and is hereby authorized to take any and all actions to exercise any and all rights, remedies and options which it may have under the Security Documents.

               (ii) The Subordinated Lender shall not, without the prior written consent of the Secured Parties, (a) exercise any rights or enforce any remedies or assert any claim with respect to the Collateral, (b) seek to sell the Collateral, or (c) take any action, directly or indirectly, or institute any proceedings, directly or indirectly, with respect to any of the foregoing.

               (iii) The Subordinated Lender hereby waives: (a) notice of the existence, creation or non-payment of all or any of the Senior Indebtedness and (b) to the fullest extent permitted by law, any right it may have to require the Collateral Agent to marshall assets.

          (c) The Secured Parties may, at any time and from time to time, without any consent of or notice to the Subordinated Lender and without impairing or releasing the obligations of the Subordinated
          Lender: (i) amend in any manner any agreement under which any of the Senior Indebtedness is outstanding in accordance with the terns thereof; (ii) sell, exchange, release, not perfect and otherwise deal with any Collateral or other property at any time pledged, assigned or mortgaged to secure the Senior Indebtedness in accordance with the Security Documents; (iii) release anyone liable in any manner under or in respect of the Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Issuer or any Guarantor and others; and (v) apply any sums from time to time received to the payment or satisfaction of the Senior Indebtedness.

                                      H-2